Exhibit 4.4

RECEIVABLES PURCHASE AGREEMENT

between

CHASE BANK USA, NATIONAL ASSOCIATION

and

CHASE CARD FUNDING LLC

Dated as of         , 2016

i

SCHEDULES

Schedule 1	List of Collateral Certificates

Schedule 2	List of Accounts [Deemed Incorporated]

EXHIBITS

EXHIBIT A-1	Form of Assignment of an Additional Collateral Certificate
EXHIBIT A-2	Form of Assignment of Receivables in Additional Accounts
EXHIBIT B	Form of Reassignment of Receivables in Removed Accounts
EXHIBIT C-1	Form of Opinion of Counsel with Respect to Amendments
EXHIBIT C-2	Form of Opinion of Counsel with Respect to Collateral Certificates
EXHIBIT C-3	Provisions to be Included in Annual Opinion of Counsel
EXHIBIT D	Form of Subordinated Note

ii

This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) between CHASE BANK USA, NATIONAL ASSOCIATION (“Chase USA”), a national banking association, and CHASE CARD FUNDING LLC (“Chase Card Funding”), a Delaware limited liability company, is made and entered into as of [            ], 2016 (the “Closing Date”).

W I T N E S S E T H:

WHEREAS, Chase Card Funding was created as a Delaware limited liability company on November 1, 2015, and is governed pursuant to a Second Amended and Restated Limited Liability Company Agreement, dated as of [            ], 2016 (the “LLC Agreement”), by Chase USA, as the sole member (the “Member”), in accordance with the provisions of the Delaware Limited Liability Company Act;

WHEREAS, prior to [            ], 2016, Chase USA transferred receivables and other assets directly to Chase Issuance Trust, a Delaware statutory trust (the “Trust” or the “Issuing Entity”), pursuant to the Transfer and Servicing Agreement, dated as of May 1, 2002, the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, the Second Amended and Restated Transfer and Servicing Agreement, dated as of March 14, 2006, and the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, each between Chase USA, the Trust, and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”) (together, the “Prior Transfer and Servicing Agreements”);

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of the Closing Date (as amended, supplemented or otherwise modified, the “Assignment and Assumption Agreement”), by and between Chase Card Funding and Chase USA, (a) Chase Card Funding agreed to become the successor transferor and to assume from Chase USA the covenants and obligations of the Original Transferor (as defined below) and all rights granted to the Original Transferor under the Prior Transfer and Servicing Agreements and (b) Chase USA assigned to Chase Card Funding and Chase Card Funding accepted (i) the Transferor Interest (as defined below), (ii) the Beneficial Interest (as defined below) and (iii) the Retained Classes of Notes (as defined below);

WHEREAS, Chase USA desires to transfer, from time to time, certain Receivables existing or arising in designated revolving credit card accounts of Chase USA to Chase Card Funding;

WHEREAS, Chase Card Funding desires to purchase, from time to time, such Receivables from Chase USA;

WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by Chase Card Funding to the Trust under the terms of the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of [            ], 2016, by and among Chase Card Funding, as transferor (the “Transferor”), Chase USA, as servicer (the “Servicer”) and administrator of the Trust (the “Administrator”), the Issuing Entity, the Indenture Trustee and the Collateral Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer and Servicing Agreement”); and

WHEREAS, Chase USA agrees that all representations, warranties, covenants and agreements made by Chase USA herein with respect to the Accounts and the Receivables shall also be for the benefit of the parties to the Transfer and Servicing Agreement.

NOW, THEREFORE, it is hereby agreed by and between Chase USA and Chase Card Funding as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” means each revolving credit card account established pursuant to a Credit Card Agreement between Chase USA or an Affiliate and any Person, identified by account reference number and by the Receivable balance as of the end of the day prior to the Closing Date or as of the related Addition Cut-Off Date in a list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding and, with respect to each Addition Cut-Off Date hereafter, between Chase Card Funding and the Collateral Agent) marked as Schedule 2 to this Agreement, delivered by Chase USA to Chase Card Funding pursuant to subsection 2.01(d)(i) or subsection 2.10(c) or maintained by Chase USA on behalf of Chase Card Funding pursuant to Section 3.08. The definition of “Account” shall include (i) each Transferred Account, (ii) an Additional Account only from and after the Addition Date with respect thereto, (iii) any Removed Account only prior to the Removal Date with respect thereto and (iv) a Defaulted Account only prior to the date of transfer to Chase USA pursuant to Section 3.05.

“Account Assignment” has the meaning specified in subsection 2.10(c)(iv).

“Account Owner” means Chase USA or any Affiliate which is the issuing entity of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Addition Cut-Off Date” means, with respect to any Additional Account, the date as of which such Additional Account shall have been selected by Chase USA for inclusion as an Account pursuant to Section 2.10.

“Addition Date” means the date on which the Receivables from the designated Additional Accounts will be assigned to Chase Card Funding and refers only to such Addition Dates occurring after the date of this Agreement.

“Additional Account” means each additional Eligible Account owned by an Account Owner and designated for inclusion as an Account pursuant to subsection 2.10(a)(i).

“Additional Collateral Certificate” means each additional Collateral Certificate designated for inclusion as a Collateral Certificate by Chase USA through Chase Card Funding to the Trust pursuant to subsection 2.10(a)(i).

“Administrator” means Chase USA, in its capacity as Administrator pursuant to the Transfer and Servicing Agreement, and any successors or assigns.

“Agreement” means this Receivables Purchase Agreement.

“Annual Membership Fee” has the meaning specified in the Credit Card Agreement applicable to each Account for annual membership fees or similar fees.

“Appointment Day” has the meaning specified in Section 5.01.

“Assignment” means an Account Assignment or a Collateral Certificate Assignment, as applicable.

“Assignment and Assumption Agreement” has the meaning specified in the Recitals.

“Beneficial Interest” has the meaning specified in the Trust Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Minneapolis, Minnesota, are authorized or obligated by law or executive order to be closed.

“Cash Advance Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for cash advance fees or similar fees.

“Collateral Certificate Assignment” has the meaning specified in subsection 2.10(c)(v).

“Chase Card Funding” means Chase Card Funding LLC, a Delaware limited liability company.

“Chase Card Funding Assets” has the meaning specified in subsection 2.01(b)(ii).

“Chase Card Funding Termination Date” means the date on which Chase Card Funding is dissolved in accordance with Section 22 of the LLC Agreement.

“Chase USA” means Chase Bank USA, National Association, a national banking association, and any successors or assigns.

“Closing Date” means [            ], 2016.

“Closing Date Account” means each Account listed (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding and between Chase Card Funding and the Collateral Agent) on Schedule 2 to this Agreement as of the Closing Date.

“Collateral” has the meaning specified in the Granting Clause in the Asset Pool One Supplement.

“Collateral Agent” has the meaning specified in the Asset Pool One Supplement.

“Collateral Certificate Principal Shortfall Payments” means amounts received on each Collateral Certificate in respect of Principal Shortfalls (as such term is defined in the applicable Series Supplement).

“Collection Account” has the meaning specified in the Asset Pool One Supplement.

“Collections” means for any Monthly Period, the sum of (a) with respect to Receivables designated for inclusion in Asset Pool One, all payments by or on behalf of Obligors received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement as constituting Collections on the Receivables and (b) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, collections allocable to the holder of such Collateral Certificate pursuant to the applicable Series Supplement. Collections of Recoveries will be treated as Collections of Principal Receivables; provided, however, that to the extent the amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts that became Defaulted Accounts during such Monthly Period, the amount of such excess shall be treated as Collections of Finance Charge Receivables. Collections for any Monthly Period, shall include the Interchange Amount, if any, for such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for such Monthly Period.

“Credit Adjustment” has the meaning specified in subsection 3.06(a).

“Credit Card Agreement” means, with respect to a revolving credit card account, the agreement and federal Truth in Lending statement required by the Truth in Lending Act, as amended (15 U.S.C. 1601 et seq.) for revolving credit card accounts between the Account Owner and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such credit card account.

“Credit Card Guidelines” means the respective policies and procedures of the Account Owner, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of revolving credit card accounts and collection of credit card receivables.

“Cut-Off Date” means, with respect to an Initial Account, the “Addition Cut-Off Date” specified in the related Initial Account Assignment and, with respect to an Additional Account, the Addition Cut-Off Date for such Additional Account.

“Date of Processing” means, with respect to any transaction the date on which such transaction is first recorded on the Servicer’s computer file of accounts (without regard to the effective date of such recordation).

“Default Amount” means for any Monthly Period, the sum of (1) with respect to Receivables designated for inclusion in Asset Pool One, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts designated for inclusion in Asset Pool One which became Defaulted Accounts during such Monthly Period on the day each such Account became a Defaulted Account, minus (b) the aggregate amount of Recoveries received in such Monthly Period (not to exceed the amount set forth in clause (a)) in respect of Defaulted Accounts in Asset Pool One for such Monthly Period and (2) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, the investor default amount or similar amount allocated to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement.

“Defaulted Account” means each Account with respect to which, in accordance with the Credit Card Guidelines or the Servicer’s customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer’s computer master file of revolving credit card accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

“Delaware Act” means the Asset-Backed Securities Facilitation Act located in Title 6, Chapter 27A of the Delaware Code.

“Delaware Limited Liability Company Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) and any successor statute, as amended from time to time.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Eligible Account” means a revolving credit card account owned by an Account Owner which meets the following requirements as of the Addition Cut-Off Date:

(a) is a revolving credit card account in existence and maintained with an Account Owner;

(b) is payable in Dollars;

(c) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

(d) has an Obligor who has not been identified by the Servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

(e) has not been classified by the Servicer in its computer files as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

(f) does not have Receivables which are at the time of transfer sold or pledged to any other party (except pursuant to this Agreement and the Transfer and Servicing Agreement);

(g) has not been charged-off by the Servicer in its customary and usual manner for charging-off revolving credit card accounts as of their date of designation for inclusion in the Trust; and

(h) has an Obligor who has not been identified by the Servicer in its computer files as being deceased.

“Eligible Collateral Certificate” means a Collateral Certificate that has been duly authorized by Chase USA and validly issued by the applicable Master Trust and is entitled to the benefits of the applicable Pooling and Servicing Agreement and with respect to which the representations and warranties made in subsections 2.04(a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) are accurate in all material respects.

“Eligible Receivable” means each Receivable:

(a) which has arisen in an Eligible Account (as of the relevant Addition Cut-Off Date);

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to the applicable Account Owner, as the case may be;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Account Owner, as the case may be, of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which at the time of the transfer of such Receivable from Chase USA to Chase Card Funding, and from Chase Card Funding to the Trust, Chase USA, Chase Card Funding or the Trust has good and marketable title thereto, free and clear of all Liens occurring under or through Chase USA or any of its Affiliates (other than Liens permitted pursuant to subsection 2.04(a)(v));

(e) which is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f) which constitutes an “account” under and as defined in Article 9 of the UCC; and

(g) which, for so long as any Notes issued prior to the Closing Date remain outstanding, is not subject to any setoff, right of rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Excess Funding Account” has the meaning specified in the Asset Pool One Supplement.

“Finance Charge Collections” means, for any Monthly Period, the sum of (a) with respect to Receivables designated for inclusion in Asset Pool One, all Collections received by the Servicer on behalf of the Issuing Entity of Finance Charge Receivables (including Recoveries received for such Monthly Period to the extent such Recoveries are deemed Finance Charge Collections under the definition of “Collections” above), (b) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, collections of finance charge receivables allocable to the holder of the Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement and (c) any amounts received by the Issuing Entity which are designated as Finance Charge Collections pursuant to the Asset Pool One Supplement or Indenture Supplement for such Monthly Period. Finance Charge Collections with respect to any Monthly Period shall include the Interchange Amount (if any) paid to the Issuing Entity with respect to such Monthly Period (to the extent received by the Issuing Entity and deposited into the applicable Collection Account on the First Note Transfer Date following such Monthly Period).

“Finance Charge Receivables” means Receivables created in respect of the Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Overlimit Fees, return check fees and similar fees and charges.

“First Note Transfer Date” has the meaning specified in the Asset Pool One Supplement.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Increase Date” has the meaning specified in subsection 2.12(a)(i) of the Transfer and Servicing Agreement.

“Indenture” means the Fourth Amended and Restated Indenture, dated as of [            ], 2016, between the Issuing Entity and the Indenture Trustee.

“Ineligible Collateral Certificate” has the meaning specified in subsection 2.06(c).

“Ineligible Receivable” has the meaning specified in subsection 2.06(c).

“Initial Account Assignments” means, collectively, Assignment No. 1 of Receivables in Additional Accounts, dated as of November 29, 2002, Assignment No. 2 of Receivables in Additional Accounts, dated as of March 24, 2003, Assignment No. 3 of Receivables in Additional Accounts, dated as of August 18, 2003, Assignment No. 4 of Receivables in Additional Accounts, dated as of March 26, 2004, Assignment No. 5 of Receivables in Additional Accounts, dated as of December 17, 2004, Assignment No. 6 of Receivables in Additional Accounts, dated as of May 16, 2005, Assignment No. 7 of Receivables in Additional Accounts, dated as of August 17, 2005, Assignment No. 8 of Receivables in Additional Accounts, dated as of September 30, 2005, Assignment No. 9 of Receivables in Additional Accounts, dated as of November 10, 2005, Assignment No. 10 of Receivables in Additional Accounts, dated as of May 30, 2006, Assignment No. 11 of Receivables in Additional Accounts, dated as of August 29, 2006, Assignment No. 12 of Receivables in Additional Accounts, dated as of November 28, 2006, Assignment No. 13 of Receivables in Additional Accounts, dated as of February 26, 2007, Assignment No. 14 of Receivables in Additional Accounts, dated as of March 28, 2007, Assignment No. 15 of Receivables in Additional Accounts, dated as of June 27, 2007, Assignment No. 16 of Receivables in Additional Accounts, dated as of October 19, 2007, Assignment No. 17 of Receivables in Additional Accounts, dated as of November 15, 2007, Assignment No. 18 of Receivables in Additional Accounts, dated as of December 18, 2007, Assignment No. 19 of Receivables in Additional Accounts, dated as of January 30, 2008, Assignment No. 20 of Receivables in Additional Accounts, dated as of February 4, 2008, Assignment No. 21 of Receivables in Additional Accounts, dated as of April 11, 2008, Assignment No. 22 of Receivables in Additional Accounts, dated as of May 13, 2008, Assignment No. 23 of Receivables in Additional Accounts, dated as of August 12, 2008, Assignment No. 24 of Receivables in Additional Accounts, dated as of September 26, 2008, Assignment No. 25 of Receivables in Additional Accounts, dated as of November 3, 2008, Assignment No. 26 of Receivables in Additional Accounts, dated as of February 10, 2009, Assignment No. 27 of Receivables in Additional Accounts, dated as of April 16, 2009, Assignment No. 28 of Receivables in Additional Accounts, dated as of May 8, 2009, Assignment No. 29 of Receivables in Additional Accounts, dated as of June 8, 2009, Assignment No. 30 of Receivables in Additional Accounts, dated as of July 21, 2009, Assignment No. 31 of Receivables in Additional Accounts, dated as of August 17, 2009, Assignment No. 32 of Receivables in Additional Accounts, dated as of September 17, 2009, Assignment No. 33 of Receivables in Additional Accounts, dated as of October 15, 2009, Assignment No. 34 of

Receivables in Additional Accounts, dated as of November 2, 2009, Assignment No. 35 of Receivables in Additional Accounts, dated as of October 31, 2012, Assignment No. 36 of Receivables in Additional Accounts, dated as of August 4, 2014 and Assignment No. 37 of Receivables in Additional Accounts, dated as of March 31, 2015, each between Chase USA and the Issuing Entity.

“Initial Account Reassignments” means, collectively, Reassignment No. 1 of Receivables in Removed Accounts, dated as of June 26, 2003, Reassignment No. 2 of Receivables in Removed Accounts, dated as of May 1, 2005, Reassignment No. 3 of Receivables in Removed Accounts, dated as of October 10, 2007, Reassignment No. 4 of Receivables in Removed Accounts, dated as of March 15, 2010, Reassignment No. 5 of Receivables in Removed Accounts, dated as of August 4, 2010, Reassignment No. 6 of Receivables in Removed Accounts, dated as of August 30, 2010, Reassignment No. 7 of Receivables in Removed Accounts, dated as of October 28, 2010, Reassignment No. 8 of Receivables in Removed Accounts, dated as of January 28, 2011, Reassignment No. 9 of Receivables in Removed Accounts, dated as of April 27, 2011, Reassignment No. 10 of Receivables in Removed Accounts, dated as of May 4, 2011, Reassignment No. 11 of Receivables in Removed Accounts, dated as of May 7, 2012, Reassignment No. 12 of Receivables in Removed Accounts, dated as of September 28, 2012, Reassignment No. 13 of Receivables in Removed Accounts, dated as of June 11, 2014, Reassignment No. 14 of Receivables in Removed Accounts, dated as of September 22, 2014, and Reassignment No. 15 of Receivables in Removed Accounts, dated as of March 31, 2015, each between Chase USA and the Issuing Entity.

“Initial Accounts” means the Accounts designated pursuant to the Initial Account Assignments.

“Initial Removed Accounts” means the Accounts the Receivables from which have been removed from the Trust pursuant to the Initial Account Reassignments.

“Initial Transferred Assets” has the meaning specified in subsection 2.01(b)(i).

“Insolvency Event” has the meaning specified in Section 5.01.

“Insurance Proceeds” means any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” means interchange fees payable to the Servicer with respect to the Accounts by the Account Owner, in its capacity as credit card issuer, through bankcard payment networks or other similar payment systems.

“Interchange Amount” means, for any Monthly Period, an amount determined by the Account Owner, in its sole discretion, to be reasonably representative of the amount of Interchange generated by the Receivables arising in the Accounts of such Account Owner.

“Invested Amount” has, with respect to any Collateral Certificate, the meaning specified in the applicable Series Supplement for such Collateral Certificate.

“Issuance Date” means each date on which a Series, Class or Tranche of Notes is issued pursuant to the Indenture.

“Issuing Entity” means Chase Issuance Trust, a Delaware statutory trust.

“Late Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar fees.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

“LLC Agreement” means the second Amended and Restated Limited Liability Company Agreement of Chase Card Funding, dated as of [            ], 2016, together with the schedules attached thereto, as amended, restated or supplemented or otherwise modified from time to time.

“Minimum Pool Balance” means the Asset Pool One Minimum Pool Balance as defined in the Asset Pool One Supplement.

“Monthly Period” has the meaning specified in the Indenture.

“Note Transfer Date” has the meaning specified in the Asset Pool One Supplement.

“Noteholder Percentage” means, for any Series of Notes, with respect to Principal Collections, Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the percentage stated in the applicable Indenture Supplement for such Series of Notes.

“Notice Date” has the meaning specified in subsection 2.10(c)(i).

“Notices” has the meaning specified in Section 7.04.

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” means a certificate signed by the Owner Trustee, the Administrator or the Servicer and delivered to the Indenture Trustee or the Collateral Agent or a certificate signed by Chase USA and delivered to the Owner Trustee, the Indenture Trustee or the Collateral Agent. Wherever this Agreement requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Agreement) may be an employee of the Owner Trustee, the Administrator or the Servicer.

“Original Transferor” means Chase USA, which was the Transferor from May 2, 2002 to, but excluding, the Closing Date and was identified as the Transferor under the Prior Transfer and Servicing Agreements.

“Overlimit Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar fees if such fees are provided for with respect to such Account.

“Periodic Finance Charges” has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

“Pool Balance” means the Asset Pool One Pool Balance as defined in the Asset Pool One Supplement.

“Principal Collections” means, for any Monthly Period, the sum of (1) with respect to Receivables designated for inclusion in Asset Pool One, all Collections other than those designated as Finance Charge Collections on Accounts designated for such Monthly Period and (2) with respect to any Collateral Certificate designated for inclusion in Asset Pool One, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocable to the holder of such Collateral Certificate for such Monthly Period pursuant to the applicable Series Supplement.

“Principal Receivables” means Receivables other than (a) Periodic Finance Charges, Annual Membership Fees, Cash Advance Fees, Late Fees, Overlimit Fees, return check fees and similar fees and other charges and (b) Receivables in Defaulted Accounts. In calculating the aggregate amount of Principal Receivables for any Monthly Period, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on the last day of such Monthly Period. Any Principal Receivables which Chase USA is unable to transfer as provided in Section 2.12 of this Agreement or Section 9.01 of the Transfer and Servicing Agreement shall not be included in calculating the amount of Principal Receivables.

“Prior Transfer and Servicing Agreements” has the meaning specified in the Recitals.

“Purchase Price” has the meaning specified in subsection 3.01(a).

“Purchase Price Adjustment” has the meaning specified in Section 3.02.

“Purchase Price Payment Date” has the meaning specified in subsection 3.01(a).

“Reassignment” has the meaning specified in subsection 2.11(b)(ii).

“Receivables” means any amount owing by the Obligors including amounts owing for the payment of goods and services, cash advances, access checks, Annual Membership Fees, Cash Advance Fees, Periodic Finance Charges, Late Fees, Overlimit Fees, return check fees and similar fees and charges, if any.

“Receivables Servicing Fee” means the Asset Pool One Receivables Servicing Fee as defined in the Asset Pool One Supplement.

“Recoveries” means all net amounts received, including Insurance Proceeds, by the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts.

“Regulation AB” means subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100—229.1125, and all related rules and regulations of the Securities and Exchange Commission, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Removal Cut-Off Date” means, with respect to any Removed Account, the date as of which the Receivable in such Removed Account shall have been selected by Chase USA for removal from Chase Card Funding pursuant to Section 2.11 and by Chase Card Funding from the Trust pursuant to Section 2.13 of the Transfer and Servicing Agreement; provided, however, that in no event shall a Removal Cut-Off Date be more than ten months prior to the related Removal Date.

“Removal Date” means the date on which the Receivables from the designated Removed Accounts will be reassigned to Chase USA.

“Removal Notice Date” has the meaning specified in subsection 2.13(a) of the Transfer and Servicing Agreement.

“Removed Accounts” has the meaning specified in subsection 2.11(a).

“Required Transferor Amount” means the Asset Pool One Required Transferor Amount as defined in the Asset Pool One Supplement.

“Requirements of Law” means, for any Person, the limited liability company agreement, certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including usury laws, the federal Truth-in-Lending statement required by the Truth in Lending Act, as amended (15 U.S.C. 1601 et seq.) and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System).

“Retained Classes of Notes” means the [Class B(2010-3), Class B(2012-2), Class B(2013-1), Class B(2015-1)][, Class C(2010-3), Class C(2012-2), Class C(2013-1) and Class C(2015-1)] notes issued by Chase Issuance Trust.

“Secured Obligations” has the meaning specified in subsection 2.01(f).

“Securities Act” means the Securities Act of 1933, as amended from time to time (15 U.S.C. 77a et seq.).

“Service Transfer” has the meaning specified in Section 10.01 of the Transfer and Servicing Agreement.

“Servicer” means Chase USA, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

“Servicing Fee” means the Asset Pool One Servicing Fee as defined in the Asset Pool One Supplement.

“Settlement Statement” has the meaning specified in Section 3.03.

“Subordinated Note” means the subordinated revolving promissory note dated [            ], 2016 or any successor subordinated revolving promissory note from Chase Card Funding to Chase USA, substantially in the form of Exhibit D hereto.

“Successor Servicer” has the meaning specified in subsection 10.02(a) of the Transfer and Servicing Agreement.

“Transaction Document” means the Transfer and Servicing Agreement, the Trust Agreement, the applicable Series Supplement, the Asset Pool One Supplement, the Indenture or the related Indenture Supplement, as applicable.

“Transfer and Servicing Agreement” has the meaning specified in the Recitals.

“Transfer Restriction Event” has the meaning specified in Section 2.12.

“Transferor” means (a) prior to the Closing Date, the Original Transferor and (b) on or after the Closing Date, Chase Card Funding or its successors or assigns under this Agreement.

“Transferor Amount” means the Asset Pool One Transferor Amount as defined in the Asset Pool One Supplement.

“Transferor Interest” has the meaning specified in the Asset Pool One Supplement.

“Transferred Account” means (a) an Account with respect to which a new credit account number has been issued by the Account Owner under circumstances resulting from a lost or stolen credit card or from the transfer from one affinity group to another affinity group or otherwise and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines or (b) an Eligible Account resulting from a status change, including the conversion of an Account that was a standard account to a premium account or from a premium account to a standard account, and which in the case of (a) or (b), can be traced or identified by reference to or by way of the computer files, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and the Collateral Agent, delivered by Chase USA to Chase Card Funding, or maintained by Chase USA on behalf of Chase Card Funding, under this Agreement and to the Collateral Agent, as designee of the Issuing Entity under the Transfer and Servicing Agreement, as an account into which an Account has been transferred.

“Trust” means the Chase Issuance Trust, a Delaware statutory trust.

“Trust Agreement” means the Fourth Amended and Restated Trust Agreement relating to the Trust, dated as of [            ], 2016, between Chase Card Funding and the Owner Trustee, as amended, restated or supplemented or otherwise modified from time to time.

Section 1.02 Other Definitional Provisions.

(a) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular.

(b) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Transfer and Servicing Agreement, the Indenture or the Asset Pool One Supplement.

(c) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d) References in this Agreement to amounts payable or allocable to the Trust or Receivables, Collateral Certificates and other assets designated for inclusion in an Asset Pool means amounts, Receivables, Collateral Certificates and other assets (i) transferred to Chase Card Funding pursuant to the terms hereof, (ii) transferred to the Trust by Chase Card Funding as Transferor or Chase USA as Servicer pursuant to the Transfer and Servicing Agreement and the other Transaction Documents and (iii) transferred to Asset Pool One pursuant to the Asset Pool One Supplement.

(e) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(f) The agreements, representations and warranties of Chase USA in this Agreement in each of its capacities, including, without limitation, as Servicer and Administrator, shall be deemed to be the agreements, representations and warranties of Chase USA solely in each such capacity for so long as Chase USA acts in each such capacity under this Agreement.

(g) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(h) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, subsection, Section, clause, Schedule or Exhibit are references to Articles, subsections, Sections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

[END OF ARTICLE I]

ARTICLE II

CONVEYANCE OF COLLATERAL

Section 2.01. Conveyance of Collateral.

(a) (i) By execution of the Prior Transfer and Servicing Agreements and the Initial Account Assignments, the Original Transferor sold, transferred, assigned, set over and otherwise conveyed to the Trust, without recourse except as provided therein, all its right, title and interest in, to and under, on and after each applicable Addition Date, the Receivables in the Accounts designated thereby existing at the open of business on the applicable Cut-Off Date and thereafter created from time to time prior to the Closing Date, all Interchange and Recoveries allocable to the Trust as provided therein, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof.

(ii) By execution of the Transfer and Servicing Agreement, the Original Transferor and the Trust have thereby amended and restated the Prior Transfer and Servicing Agreements and the Initial Account Assignments such that the Receivables in the Accounts that were previously designated thereby that are created from time to time on or after the Closing Date, all Interchange and Recoveries previously allocable to the Trust as provided therein, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof shall be hereafter sold, transferred, assigned, set over and otherwise conveyed by Chase USA to Chase Card Funding pursuant to this Agreement.

(b) (i) By execution of the Assignment and Assumption Agreement, on the Closing Date Chase USA assigned to Chase Card Funding and Chase Card Funding accepted (x) the Transferor Interest, (y) the Beneficial Interest and (z) the Retained Classes of Notes (collectively, the “Initial Transferred Assets”); and Chase Card Funding agreed to become the successor transferor and to assume from Chase USA the covenants and obligations of the Original Transferor and all rights granted to the Original Transferor under the Prior Transfer and Servicing Agreements.

(ii) By execution of this Agreement, Chase USA does hereby sell, transfer, assign, set over and otherwise convey to Chase Card Funding , without recourse except as provided herein, (x) with respect to the Closing Date Accounts, all right, title and interest in, to and under the Receivables arising on and after the Closing Date, and (y) on and after each applicable Addition Date hereafter (A) all right, title and interest, in, to and under each Additional Collateral Certificate and (B) all right, title and interest in, to and under the Receivables in each Additional Account designated hereafter created from time to time until the termination of Chase Card Funding, as well as for each of (x) and (y) above, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof; in addition Chase USA does hereby sell, transfer, assign, set over and otherwise convey to Chase Card Funding all Interchange and Recoveries allocable to Chase Card Funding as provided herein (the assets contained in clause (i) and this clause (ii), collectively, the “Chase Card Funding Assets”).

(c) Receivables arising on and after the Closing Date in the Accounts and the related other Chase Card Funding Assets shall be sold by Chase USA and purchased by Chase Card Funding on the date such Receivables arise. Each Additional Collateral Certificate and all Receivables arising in each Additional Account designated on each applicable Addition Date, and the related other Chase Card Funding Assets, shall be sold by Chase USA and purchased by Chase Card Funding on the related Addition Date.

(d) (i) Chase USA, as the Original Transferor, has, at its own expense, in the case of the Closing Date Accounts (A) prior to the date hereof, indicated in the appropriate official records or computer files (I) that the Receivables created in connection with the Initial Accounts have been conveyed to the Trust pursuant to the Prior Transfer and Servicing Agreements and the Initial Account Assignments and (II) that the Receivables created in connection with the Initial Removed Accounts have been removed from the Trust pursuant to the Prior Transfer and Servicing Agreement and the Initial Account Reassignments and (B) on or promptly following the date hereof, delivered to Chase Card Funding, or maintain on behalf of Chase Card Funding pursuant to Section 3.08, an accurate list, based on the computer records of Chase USA (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all the Closing Date Accounts. The list that reflects the Closing Date Accounts includes, for each Closing Date Account, its account reference number and the aggregate Receivables outstanding in such Account as of the close of business on the day prior to the Closing Date and has been marked as Schedule 2 to this Agreement and is hereby incorporated into and made a part of this Agreement.

(ii) Chase USA further agrees, at its own expense, on and after each applicable Addition Date hereafter, in the case of Additional Collateral Certificates and Additional Accounts: (A) to indicate in the appropriate official records or computer files that such Collateral Certificates or Receivables created in connection with such Accounts have been conveyed to Chase Card Funding pursuant to this Agreement and (B) to deliver to Chase Card Funding, or maintain on behalf of Chase Card Funding pursuant to Section 3.08, an accurate list, based on the computer records of Chase USA (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all such Accounts. Such list shall, in connection with each Additional Account, include its account reference number and the aggregate Receivables outstanding in such Additional Account as of the applicable Cut-Off Date. Each such official record, as described in clause (A) above, as supplemented, from time to time, to reflect Additional Collateral Certificates and removed Collateral Certificates shall be marked as Schedule 1 to this Agreement, and each such list, as described in clause (B) above, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 2 to this Agreement and is hereby incorporated into and made a part of this Agreement.

(e) The parties hereto agree that all transfers of Chase Card Funding Assets are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Agreement has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of Chase USA. The parties hereto acknowledge and agree that the transactions contemplated hereby shall constitute a part of, and each such transfer is occurring in connection with, a “securitization transaction” within the meaning of the Delaware Act.

(f) The parties hereto intend that each transfer of Receivables and any Additional Collateral Certificates pursuant to this Agreement constitute a sale, and not a secured borrowing for accounting purposes. If and to the extent that, notwithstanding such intent, Chase USA retains any interest in the Additional Collateral Certificates or the Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and therefore Chase USA hereby grants to Chase Card Funding a first priority perfected security interest in all of Chase USA’s right, title and interest, in, to and under any Additional Collateral Certificates, the Receivables and the other Chase Card Funding Assets conveyed by Chase USA pursuant to this Agreement, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, letter-of-credit-rights and advices of credit consisting of, arising from or related to the Chase Card Funding Assets, and all proceeds thereof, to secure the obligations of Chase USA hereunder (the “Secured Obligations”).

Section 2.02. Acceptance by Chase Card Funding.

(a) Chase Card Funding hereby acknowledges its acceptance of all right, title and interest in, to and under the property, now existing and hereafter created, conveyed to Chase Card Funding pursuant to Section 2.01.

(b) Chase Card Funding hereby designates to the Servicer the right to collect all amounts payable pursuant to the Chase Card Funding Assets and to apply them as specified herein and in the Transaction Documents.

(c) Chase Card Funding hereby agrees not to disclose to any Person, or to authorize the disclosure to any Person of, any credit card account reference numbers or information contained in the list marked as Schedule 2 and delivered to the Collateral Agent, as designee of the Issuing Entity, pursuant to Section 2.01 of the Transfer and Servicing Agreement, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to Chase Card Funding, (ii) to a Governmental Authority upon a request by such Governmental Authority, (iii) in connection with the performance of Chase Card Funding’s duties hereunder, (iv) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders, (v) to the Collateral Agent in connection with its duties under the Asset Pool One Supplement or (vi) to bona fide creditors or potential creditors of any Account Owner or the Administrator for the limited purpose of enabling any such creditor to identify applicable Receivables or Accounts subject to this Agreement. Chase Card Funding agrees to take such measures as shall be reasonably requested by Chase USA to protect and maintain the security and confidentiality of such information. Chase Card Funding shall provide Chase USA with prompt notice (generally not more than five (5) Business Days) prior to disclosure of any information of the type described in this subsection 2.02(c).

Section 2.03. Representations and Warranties of Chase USA Relating to Chase USA. Chase USA hereby represents and warrants to Chase Card Funding as of the Closing Date, and as of each Issuance Date, Increase Date and Addition Date hereafter that:

(a) Organization and Good Standing. Chase USA is an entity, duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement, and the Transfer and Servicing Agreement.

(b) Due Qualification. Chase USA is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to Chase USA required under federal law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which Chase Card Funding would have to obtain to do business in any state in which Chase Card Funding seeks to enforce any Collateral Certificate or any Receivable.

(c) Due Authorization. The execution and delivery of this Agreement and the Transfer and Servicing Agreement, by Chase USA and the consummation by Chase USA of the transactions provided for in this Agreement and the Transfer and Servicing Agreement have been duly authorized by Chase USA by all necessary corporate action on the part of Chase USA and this Agreement will remain, from the time of its execution, an official record of Chase USA.

(d) No Conflict. The execution and delivery by Chase USA of this Agreement and the Transfer and Servicing Agreement and the performance of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement and the fulfillment of the terms hereof and thereof applicable to Chase USA, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Chase USA is a party or by which it or its properties are bound.

(e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of Chase USA, threatened against Chase USA before any Governmental Authority (i) asserting the invalidity of this Agreement or the Transfer and Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transfer and Servicing Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under this Agreement or the Transfer and Servicing Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transfer and Servicing Agreement or (v) seeking to affect adversely the income tax attributes of Chase Card Funding under the United States federal or any state income tax systems.

(f) All Consents. All appraisals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by Chase USA of this Agreement and the Transfer and Servicing Agreement and the performance of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement by Chase USA have been duly obtained, effected or given and are in full force and effect.

(g) No Violation. The execution and delivery of this Agreement and the Transfer and Servicing Agreement, the performance of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement and the fulfillment of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Chase USA.

Section 2.04. Representations and Warranties of Chase USA Relating to this Agreement and the Collateral.

(a) Representations and Warranties. Chase USA hereby represents and warrants to Chase Card Funding that:

(i) as of (A) each day on which any new Receivable is created, this Agreement and (B) each Addition Date with respect to Additional Accounts designated on such Addition Date, this Agreement and the related Account Assignment, each constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(ii) as of each Issuance Date, this Agreement constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(iii) as of (A) each Increase Date, this Agreement, and (B) each Addition Date on which an Additional Collateral Certificate is designated, this Agreement and the related Collateral Certificate Assignment, each constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity;

(iv) as of (A) the Closing Date with respect to the Closing Date Accounts (and the Receivables arising therein) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein) and (B) the Addition Date with respect to an Additional Collateral Certificate, Schedule 1 or Schedule 2, as applicable, to this Agreement as supplemented to such date, based on Chase USA’s computer records, is an accurate listing or identification, as applicable, in all material respects of:

(1) with respect to Schedule 2, the Closing Date Accounts or Additional Accounts, as applicable, the Receivables in which were transferred by Chase USA, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is, in each case, accurate in all material respects as of the end of the day prior to the Closing Date or the applicable Cut-Off Date; or

(2) with respect to Schedule 1, each Additional Collateral Certificate transferred as of an Addition Date, and the information contained therein with respect to the identity of such Collateral Certificate as of such Addition Date, is, in each case, accurate in all material respects;

(v) as of (A) each day on which any new Receivable is created on and after the Closing Date, (B) each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to Additional Collateral Certificates and (D) each Increase Date with respect to increases in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, Chase USA owns and has good and marketable title to such Receivable, Additional Collateral Certificate or such increased Invested Amount of a Collateral Certificate, as applicable, free and clear of any Lien (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if Chase USA is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto), claim or encumbrance of any Person and such conveyance of such Receivable or Additional Collateral Certificate to Chase Card Funding, or such increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, as applicable, is made by Chase USA in compliance, in all material respects, with all Requirements of Law applicable to Chase USA;

(vi) as of (A) each day on which any new Receivable is created on and after the Closing Date, (B) each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Chase USA in connection with the conveyance to Chase Card Funding by Chase USA of such Receivables or Additional Collateral Certificate or the increase of the Invested Amount of any Collateral Certificate previously conveyed to Chase Card Funding by Chase USA have been duly obtained, effected or given and are in full force and effect;

(vii) as of (A) each Issuance Date, (B) the Closing Date with respect to the Closing Date Accounts (and the Receivables arising therein on or after the Closing Date) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, this Agreement constitutes a valid sale, transfer and assignment to Chase

Card Funding of all right, title and interest of Chase USA in and to any Receivables existing on and after such date, any Additional Collateral Certificate or any increased amount of such Collateral Certificate, as applicable, transferred to Chase Card Funding by Chase USA and the proceeds thereof and Interchange and Recoveries identified as relating to the Receivables transferred to Chase Card Funding by Chase USA or, if this Agreement or, in the case of an Additional Collateral Certificate or Additional Accounts, the related Collateral Certificate Assignment or Account Assignment, as applicable, does not constitute a sale of such property, it creates a valid and continuing security interest (as defined in the applicable UCC) in such property in favor of Chase Card Funding, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Chase USA;

(viii) as of (A) each Issuance Date, (B) the Closing Date with respect to the Closing Date Accounts (and the Receivables arising therein on and after the Closing Date) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, Chase USA has caused or will have caused within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to Chase Card Funding hereunder and upon the filing of all such appropriate financing statements, Chase Card Funding shall have a first priority perfected security or ownership interest in such property and proceeds;

(ix) as of (A) each Issuance Date, (B) the Closing Date with respect to the Closing Date Accounts (and the Receivables arising therein on and after the Closing Date) and each Addition Cut-Off Date with respect to Additional Accounts (and the Receivables arising therein), (C) each Addition Date with respect to an Additional Collateral Certificate and (D) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding, other than the security interest granted to Chase Card Funding pursuant to this Agreement or any other security interest that has been terminated, Chase USA has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such property (except for such property that has been previously pledged, assigned, sold, granted a security interest in, or otherwise conveyed by Chase USA to the Trust pursuant to the Prior Transfer and Servicing Agreements and the Initial Account Assignments); Chase USA has not authorized the filing of and is not aware of any financing statements against Chase USA that include a description of collateral covering such property other than any financing statement relating to the security interest granted to Chase Card Funding hereunder or that has been terminated; and Chase USA is not aware of any judgment or tax lien filings against Chase USA. Upon the filing of any applicable financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, Chase Card Funding shall have a first priority perfected security interest or ownership interest in such property and proceeds;

(x) as of (A) each Issuance Date, (B) each Increase Date with respect to an increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding and (C) each Addition Date with respect to an Additional Collateral Certificate, such Collateral Certificate constitutes a “certificated security” within the meaning of the applicable UCC; prior to transfer Chase USA has in its possession all original copies of each certificate that constitutes or evidences such Collateral Certificate; the certificates that constitute or evidence such Collateral Certificate do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Chase Card Funding; and all financing statements filed or to be filed against Chase USA in favor of Chase Card Funding in connection herewith describing such Collateral Certificate contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of Chase Card Funding”;

(xi) as of each Addition Date with respect to an Additional Collateral Certificate, such Additional Collateral Certificate is an Eligible Collateral Certificate;

(xii) as of each Addition Cut-Off Date, the related Additional Accounts are Eligible Accounts;

(xiii) as of (A) the applicable Addition Cut-Off Date with respect to the Receivables then existing in each Additional Account which have been conveyed to Chase Card Funding by Chase USA and (B) the date of the creation of each new Receivable conveyed to Chase Card Funding by Chase USA, each such Receivable constitutes an “account” within the meaning of the applicable UCC;

(xiv) as of (A) the applicable Addition Cut-Off Date with respect to the Receivables then existing in each Additional Account owned by Chase USA and (B) the date of the creation of any new Receivable transferred to Chase Card Funding by Chase USA, such Receivable is an Eligible Receivable;

(xv) on the Addition Cut-Off Date, with respect to Additional Accounts owned by Chase USA, no selection procedures believed by Chase USA to be materially adverse to the interests of the Noteholders have been used in selecting such Accounts; and

(xvi) on each applicable Increase Date with respect to the Collateral Certificate which is to have its Invested Amount increased, such Collateral Certificate is an Eligible Collateral Certificate.

(b) Notice of Breach. The representations and warranties set forth in Section 2.03 and this Section 2.04 shall survive the transfers and assignments of the Collateral Certificates and the Receivables to Chase Card Funding under this Agreement, the transfers and assignments of the Collateral Certificates and the Receivables to the Trust pursuant to the

Transfer and Servicing Agreement, the pledge of the Collateral Certificates and the Receivables to the Collateral Agent pursuant to the Asset Pool One Supplement, and the issuance of the Notes. Upon discovery by Chase USA or the Indenture Trustee of a breach of any of the representations and warranties set forth in Section 2.03 or this Section 2.04, the party discovering such breach shall give prompt written notice to Chase Card Funding following such discovery.

Section 2.05. Representations and Warranties of Chase Card Funding. Chase Card Funding hereby represents and warrants to Chase USA as of the Closing Date, and as of each Issuance Date, each Increase Date and each Addition Date hereafter that:

(a) Organization and Good Standing. Chase Card Funding is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are at present owned and such business is at present conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. Chase Card Funding is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to Chase Card Funding required under federal law; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which Chase Card Funding would have to obtain to do business in any state in which Chase Card Funding seeks to enforce any Collateral Certificate or any Receivable.

(c) Due Authorization. The execution and delivery of this Agreement by Chase Card Funding and the consummation by Chase Card Funding of the transactions provided for in this Agreement have been duly authorized by Chase Card Funding by all necessary corporate or other action on the part of Chase Card Funding and this Agreement will remain, from the time of its execution, an official record of Chase Card Funding.

(d) No Conflict. The execution and delivery by Chase Card Funding of this Agreement and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to Chase Card Funding, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Chase Card Funding is a party or by which it or its properties are bound.

(e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of Chase Card Funding, threatened against Chase Card Funding before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase Card Funding, would materially and adversely affect the performance by Chase Card Funding of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax attributes of Chase USA under the United States federal or any state income tax systems.

(f) All Consents. All appraisals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by Chase Card Funding of this Agreement and the performance of the transactions contemplated by this Agreement by Chase Card Funding have been duly obtained, effected or given and are in full force and effect.

(g) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to Chase Card Funding.

Section 2.06. Transfer of Ineligible Receivables and Ineligible Collateral Certificates.

(a) Automatic Removal. With respect to Receivables or Collateral Certificates, in the event that:

(i) any representation or warranty contained in subsection 2.04(a)(v) is not accurate in any material respect as of the date specified therein, or in the event that a Receivable is not an Eligible Receivable or a Collateral Certificate is not an Eligible Collateral Certificate; or

(ii) with respect to Receivables, Chase USA has taken an action which causes a Receivable to be deemed to be an “instrument” (as defined in the UCC) in contravention of the provisions of subsection 2.08(a);

and as a result of such breach, or as a result of a breach specified in subsection 2.05(a) of the Transfer and Servicing Agreement, Chase Card Funding is required under subsection 2.05(a) of the Transfer and Servicing Agreement to accept reassignment of such Receivable or Collateral Certificate, then Chase USA shall accept reassignment of all applicable Receivables or of the applicable Collateral Certificate on the terms and conditions set forth in subsection 2.06(c).

(b) Removal After Cure Period. In the event any representation or warranty contained in subsection 2.04(a)(iv), (vi), (vii), (ix), (x), (xi), (xii), (xiii), (xiv), (xv) or (xvi) is not accurate in any material respect as of the date specified therein with respect to (x) any Collateral Certificate and such breach has a material adverse effect on the Collateral Certificate such that Chase Card Funding’s rights in, to or under such Collateral Certificate or its proceeds are impaired or the proceeds of such Collateral Certificate are not available for any reason to Chase Card Funding or (y) any Receivable or the related Account and such breach has a material adverse effect on the Receivable such that as a result of the breach the Receivable is charged off as uncollectible, Chase Card Funding’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to Chase Card Funding, or if Chase Card Funding is required to accept reassignment of an Ineligible Collateral Certificate or Ineligible Receivable in accordance with subsection 2.05(b) of the Transfer and

Servicing Agreement then, unless cured within the period determined pursuant to subsection 2.05(b) of the Transfer and Servicing Agreement, Chase USA shall accept reassignment of the Ineligible Collateral Certificate or of the Ineligible Receivable, as the case may be, on the terms and conditions set forth in subsection 2.06(c).

(c) Procedures for Removal. When the provisions of subsection 2.06(a) or (b) require (i) removal of a Collateral Certificate to Chase USA, Chase Card Funding shall deliver such Collateral Certificate (such Collateral Certificate, an “Ineligible Collateral Certificate”) to Chase USA with a valid assignment in the name of Chase USA for cancellation by Chase USA or (ii) removal of a Receivable, Chase USA shall accept reassignment of such Receivable (each such Receivable, an “Ineligible Receivable”) and shall pay for such reassigned Collateral Certificate or Receivable by paying to Chase Card Funding an amount equal to the unpaid balance of such Collateral Certificate or Receivable in accordance with Section 3.02.

Upon reassignment of any Ineligible Collateral Certificate or Ineligible Receivable, Chase Card Funding shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to Chase USA or its designee, without recourse, representation or warranty, all the right, title and interest of Chase Card Funding in and to such Ineligible Collateral Certificate or Ineligible Receivable, all Interchange and Recoveries related to any such Receivable, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Collateral Certificate or Ineligible Receivable shall be treated by Chase Card Funding as collected in full as of the date on which it was transferred. The obligation of Chase USA to accept reassignment of any such Ineligible Collateral Certificate or Ineligible Receivable, and to make the payment as provided in this subsection 2.06(c), shall constitute the sole remedy respecting the event giving rise to such obligation available to Chase Card Funding. Chase Card Funding shall execute such documents and instruments of transfer or reassignment and take such other actions as shall reasonably be requested and provided by Chase USA to effect the conveyance of such Ineligible Collateral Certificate or Ineligible Receivable pursuant to this subsection 2.06(c), but only upon receipt of an Officer’s Certificate from Chase USA that states that all conditions set forth in Section 2.05 of the Transfer and Servicing Agreement have been satisfied.

Section 2.07. Reassignment of Collateral. In the event any representation or warranty of Chase USA set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i), (ii), (iii) or (viii) is not accurate in any material respect and such breach has a material adverse effect on the Receivables designated for inclusion in Asset Pool One or a particular Collateral Certificate transferred to Chase Card Funding by Chase USA and designated for inclusion in Asset Pool One or the availability of the proceeds thereof to Chase Card Funding and Chase Card Funding shall have been directed to accept reassignment of such Receivables and/or any such Collateral Certificate pursuant to Section 2.06 of the Transfer and Servicing Agreement then, Chase Card Funding shall direct Chase USA to accept a reassignment of such Receivables and/or any such Collateral Certificate, and pursuant to Section 2.06, Chase USA shall be obligated to accept such reassignment on the terms set forth herein; Chase USA shall pay to Chase Card Funding an amount for such reassigned Receivables or Collateral Certificate equal to the unpaid principal amount of such Receivables or Collateral Certificate in accordance with Section 3.02.

Upon reassignment of the affected Receivables or any affected Collateral Certificate, Chase Card Funding shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Chase USA, without recourse, representation or warranty, all the right, title and interest of Chase Card Funding in and to the affected Receivables and the affected Collateral Certificates, all Interchange and Recoveries allocable to such Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all Collections, and all proceeds (including, without limitation, “proceeds” as defined in the UCC) thereof. Chase Card Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Chase USA to effect the conveyance of such Receivables or Collateral Certificate and other property pursuant to this Section.

Section 2.08. Covenants of Chase USA. Chase USA hereby covenants that:

(a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, Chase USA will take no action to cause any Receivable conveyed by it to Chase Card Funding to be evidenced by any instrument (as defined in the UCC) and if any such Receivable is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.06(a) and shall be reassigned to Chase USA in accordance with subsection 2.06(c). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. Chase USA will take no action to cause any Receivable to be anything other than an “account” (as defined in the UCC).

(b) Security Interests. Except for the conveyances hereunder, Chase USA will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or Collateral Certificate conveyed by it to Chase Card Funding, whether now existing or hereafter created, or any interest therein; Chase USA will immediately notify Chase Card Funding of the existence of any Lien on any Receivable or Collateral Certificate conveyed by it to Chase Card Funding; and Chase USA shall defend the right, title and interest of Chase Card Funding in, to and under the Receivables and any Collateral Certificate, whether now existing or hereafter created, against all claims of third parties claiming through or under Chase USA; provided, however, that nothing in this subsection 2.08(b) shall prevent or be deemed to prohibit Chase USA from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if Chase USA shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Delivery of Collections. In the event that Chase USA receives Collections, Chase USA agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof.

(d) Notice of Liens. Chase USA shall notify Chase Card Funding promptly after becoming aware of any Lien on any Receivable or Collateral Certificate conveyed by it to Chase Card Funding other than the conveyances hereunder.

(e) Credit Card Agreements and Guidelines. Chase USA, as Account Owner, shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of the bankcard payment networks or other similar payment systems except insofar as any failure to comply or perform would not materially and adversely affect the rights of Chase Card Funding or the Noteholders; provided, however, Chase USA may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if such change (i) would not, in the reasonable belief of Chase USA, cause an Early Amortization Event or Event of Default to occur, and (ii) is made applicable to any comparable segment of the revolving credit card accounts owned by Chase USA which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between Chase USA and an unrelated third party or by the terms of the Credit Card Agreements.

Section 2.09. Increases in the Invested Amount of an Existing Collateral Certificate. The Invested Amount of any Collateral Certificate conveyed to Chase Card Funding by Chase USA may be increased by Chase USA on any Business Day pursuant to the terms and conditions set forth in Section 2.11 of the Transfer and Servicing Agreement.

Section 2.10. Addition of Collateral.

(a) Required Additions.

(i) If, from time to time, Chase Card Funding becomes obligated to designate Additional Accounts or Additional Collateral Certificates pursuant to subsection 2.12(a)(i) of the Transfer and Servicing Agreement, then Chase Card Funding may, at its option, give Chase USA written notice thereof on or before the third (3rd) Business Day prior to the Addition Date therefor, and, upon receipt of such notice, Chase USA shall on or before the Addition Date, (1) designate Receivables in additional Accounts to be transferred to Chase Card Funding (each, an “Additional Account”), (2) designate one or more additional Collateral Certificates to be transferred to Chase Card Funding (each, an “Additional Collateral Certificate”) or (3) increase the Invested Amount of one or more Collateral Certificates previously conveyed to Chase Card Funding.

(ii) Any Receivables in Additional Accounts or Additional Collateral Certificates designated to be included as Chase Card Funding Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in subsection (c) below have been satisfied.

(b) Permitted Additions.

(i) If, from time to time, Chase Card Funding elects to designate Additional Accounts and/or Additional Collateral Certificates pursuant to subsection 2.12(b) of the Transfer and Servicing Agreement, then Chase Card

Funding may, at its option, give Chase USA written notice thereof on or before the fifth (5th) Business Day prior to the Addition Date therefor, and upon receipt of such notice Chase USA may, but shall not be obligated to, (x) designate from time to time Receivables in Additional Accounts to be included as Chase Card Funding Assets, and/or Additional Collateral Certificates to be included as Chase Card Funding Assets and (y) increase the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding. Such additional Collateral shall be transferred to Chase Card Funding on the Addition Date or the Increase Date, as applicable.

(ii) On any Business Day, consideration in the form of cash will be applied in connection with any increase in the Chase Card Funding Assets pursuant to Section 2.09 or this Section 2.10, as applicable.

(c) Conditions to Additions. On each Addition Date with respect to any Additional Accounts and/or Additional Collateral Certificates, the applicable Receivables in Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or the applicable Additional Collateral Certificates existing as of the close of business on the applicable Addition Date shall be designated as additional Chase Card Funding Assets, subject to the satisfaction of the following conditions (which shall not apply with respect to any increase in the Invested Amount of any Collateral Certificate previously conveyed to Chase Card Funding except as specified in clause (i) below):

(i) on or before the third (3rd) Business Day prior to the Addition Date or the Increase Date with respect to additions or increases pursuant to subsection 2.10(a) and on or before the fifth (5th) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(b) (the “Notice Date”), Chase USA shall have delivered to Chase Card Funding written notice (unless such notice requirement is otherwise waived) that the Additional Accounts and/or Additional Collateral Certificates will be included in the Chase Card Funding Assets or an increased Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding will be included in the Chase Card Funding Assets (the latter notice requirement shall only apply to increases made pursuant to subsection 2.10(a); provided, however, that notice shall be delivered to Chase Card Funding in connection with any increase in the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding on or prior to the relevant Increase Date), which notice shall specify, as applicable, (x) the approximate aggregate amount of the Principal Receivables to be conveyed, (y) the Invested Amount of the Collateral Certificates to be conveyed or (z) the amount by which the Invested Amount of a Collateral Certificate previously conveyed to Chase Card Funding is to be increased, as well as the applicable Addition Date or Increase Date and, in connection with the Additional Accounts, the Addition Cut-Off Date;

(ii) Chase USA shall represent and warrant as of the applicable Addition Cut-Off Date, each Additional Account is an Eligible Account;

(iii) Chase USA shall represent and warrant as of the applicable Addition Date, each Additional Collateral Certificate is an Eligible Collateral Certificate;

(iv) on or before the Addition Date with respect to Additional Accounts and the Receivables arising thereunder, Chase USA shall have delivered to Chase Card Funding a written assignment in substantially the form of Exhibit A-2 (the “Account Assignment”) and, within five (5) Business Days after the Addition Date, or as otherwise agreed between Chase USA and Chase Card Funding, Chase USA shall have delivered to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08, an accurate list, based on the computer records of Chase USA (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all Additional Accounts designated by such Account Assignment, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of such Addition Date, modify and amend and be incorporated into and made a part of such Account Assignment and this Agreement and shall supplement Schedule 2 to this Agreement;

(v) on or before the Addition Date with respect to Additional Collateral Certificates, Chase USA shall have delivered to Chase Card Funding a written assignment in substantially the form of Exhibit A-1 (the “Collateral Certificate Assignment”) and each Collateral Certificate shall be registered in the name of Chase Card Funding;

(vi) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Account Owner, as applicable, or Chase USA shall have occurred nor shall the transfer to Chase Card Funding of the Receivables arising in the Additional Accounts or of the Additional Collateral Certificate have been made in contemplation of the occurrence thereof;

(vii) (A) the acquisition by Chase Card Funding of the Receivables arising in the Additional Accounts or of the Additional Collateral Certificate, (B) the conveyance of such Receivables by Chase Card Funding to the Trust and (C) the pledge of such Receivables or Additional Collateral Certificate by the Trust to the Indenture Trustee, shall not, in the reasonable belief of Chase USA, result in an Adverse Effect under the Indenture; and

(viii) as of (A) the Addition Cut-Off Date, the Assignment constitutes a valid sale, transfer and assignment to Chase Card Funding of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if the Assignment does not constitute a sale of such property, it constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to Chase Card Funding, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of the Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation or (B) the Addition Date in connection with an Additional Collateral Certificate, the Assignment constitutes either (x) a valid sale, transfer and assignment to Chase Card Funding of all right, title and interest of Chase USA in and to the Additional Collateral Certificate designated on the Addition Date and such Additional Collateral Certificate will be held by Chase Card Funding, free and clear of any Lien of any Person claiming through or under Chase USA or any of its Affiliates, or (y) a valid transfer for security of all of Chase USA’s right, title and interest in such Additional Collateral Certificate to Chase Card Funding, which is enforceable upon execution and delivery of the Assignment. Upon the filing of all such appropriate financing statements, Chase Card Funding shall have a first priority perfected security or ownership interest in such property and proceeds; and

(ix) Chase USA shall have delivered to Chase Card Funding an Officer’s Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (viii) above.

Section 2.11. Removal of Accounts.

(a) Subject to the conditions set forth below, if, from time to time, Chase Card Funding elects to designate Receivables from certain Accounts (the “Removed Accounts”) for removal from the Trust, then Chase USA may, but shall not be obligated to, designate such Receivables from the Removed Accounts for reassignment from Chase Card Funding.

(b) Chase USA shall be permitted to designate and require reassignment to it of Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) all of the requirements for the removal of Accounts under the Transfer and Servicing Agreement and the Asset Pool One Supplement have been satisfied; and

(ii) on or prior to the Removal Date, Chase USA shall have delivered to Chase Card Funding for execution, a written assignment in substantially the form of Exhibit B (the “Reassignment”) and Chase USA shall have, within five (5) Business Days after the Removal Date, or as otherwise agreed upon between Chase USA and Chase Card Funding, delivered to Chase Card Funding, or maintained on behalf of Chase Card Funding pursuant to Section 3.08, an accurate list, based on the computer records of Chase USA (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all Removed Accounts designated by such Reassignment, identified by account reference number and the aggregate amount of Receivables outstanding in each Removed Account as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of this Agreement.

Upon satisfaction of the above conditions, Chase Card Funding shall execute and deliver the Reassignment to Chase USA, and the Receivables from the Removed Accounts shall no longer constitute a part of the Chase Card Funding Assets.

Section 2.12. Account Allocations. In the event that Chase USA is unable for any reason to transfer Receivables to Chase Card Funding in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.01 or any order of any Governmental Authority (a “Transfer Restriction Event”)), then, in any such event, Chase USA agrees (except as prohibited by any such order) to allocate and pay to Chase Card Funding, after the date of such inability, all Collections, including Collections of Principal Receivables and Finance Charge Receivables transferred to Chase Card Funding prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Principal Receivables and Finance Charge Receivables but for Chase USA’s inability to transfer such Receivables (up to the lesser of the amount of such insufficiency or an aggregate amount equal to the amount of Principal Receivables and Finance Charge Receivables in Chase Card Funding on such date transferred to Chase Card Funding by Chase USA). For the purpose of the immediately preceding sentence, Chase USA shall treat the first received Collections with respect to the Accounts as allocable to Chase Card Funding until Chase Card Funding shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables transferred to Chase Card Funding as of the date of the occurrence of such event. If Chase USA is unable pursuant to any Requirements of Law to allocate Collections as described above, Chase USA agrees that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to Chase Card Funding, or that would have been conveyed to Chase Card Funding but for the above described inability to transfer such Receivables, shall continue to be a part of Chase Card Funding notwithstanding any cessation of the transfer of additional Principal Receivables to Chase Card Funding and Collections with respect thereto shall continue to be allocated and paid in accordance with the terms of this Agreement.

[END OF ARTICLE II]

ARTICLE III

CONSIDERATION AND PAYMENT

Section 3.01. Purchase Price.

(a) The “Purchase Price” for the Receivables in the Accounts (including Receivables in Additional Accounts), Additional Collateral Certificates or the increase of the Invested Amount of a Collateral Certificate and the related Chase Card Funding Assets conveyed to Chase Card Funding under this Agreement which come into existence or are conveyed to Chase Card Funding on and after the Closing Date (i) shall be payable on a date (the “Purchase Price Payment Post Date”) mutually agreed to by Chase USA and Chase Card Funding, but no later than the Note Transfer Date following the calendar month in which such Receivables, Additional Collateral Certificate or increase in a Collateral Certificate and the related Chase Card Funding Assets are conveyed by Chase USA to Chase Card Funding and (ii) shall be an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed or the outstanding principal balance of the Additional Collateral Certificate or the principal balance of the increase in the Invested Amount of an existing Collateral Certificate, as may be adjusted to reflect such factors as Chase USA and Chase Card Funding mutually agree will result in a Purchase Price determined to be the fair market value of such Receivables, Additional Collateral Certificate or increase in a Collateral Certificate and the related Chase Card Funding Assets.

(b) The Purchase Price to be paid by Chase Card Funding shall be paid (i) in cash, (ii) with the consent of Chase Card Funding, by means of capital contributed by Chase USA to Chase Card Funding in the form of a contribution of the Receivables, Additional Collateral Certificate or increase in a Collateral Certificate, (iii) with the consent of Chase USA, by issuance to Chase USA of the Subordinated Note or by increase in the amount outstanding thereunder, or (iv) any combination of the foregoing, in each case in accordance with Section 3.03.

(c) Notwithstanding any other provision of this Agreement, Chase USA shall not be obligated to continue to sell Receivables or Additional Collateral Certificates or to increase the Investor Amount of an existing Collateral Certificate or to convey other Chase Card Funding Assets to Chase Card Funding to the extent that Chase USA is not paid the Purchase Price therefor as provided herein.

Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be reduced on each Purchase Price Payment Date (a “Purchase Price Adjustment”) with respect to any Receivable conveyed to Chase Card Funding by Chase USA with respect to which during the preceding Monthly Period (a) Chase USA was obligated to accept reassignment pursuant to Section 2.06 or Section 2.07 and (b) any Credit Adjustment was made pursuant to subsection 3.06 of the Transfer and Servicing Agreement. Chase USA agrees that on the Purchase Price Payment Date, Chase USA shall pay or cause to be paid to Chase Card Funding an amount equal to the greater of (i) the amount by which the Purchase Price Adjustment exceeds the unadjusted Purchase Price and (ii) the amount of any Adjustment Payment required to be paid by Chase Card Funding pursuant to Section 3.06.

Section 3.03. Settlement and Ongoing Payment of Purchase Price. Prior to each Purchase Price Payment Date, Chase USA shall deliver a settlement statement (the “Settlement Statement”) to Chase Card Funding, showing (a) the aggregate Purchase Price of Receivables, Additional Collateral Certificates or increases in the invested amount of Collateral Certificates conveyed to Chase Card Funding during the prior Monthly Period, (b) the amount of Purchase Price Adjustments made with respect to such prior Monthly Period pursuant to Section 3.02, including any adjustment to the Purchase Price with respect to such period pursuant to Section 2.06 and (c) the portion thereof paid in cash, the portion represented by an increase in the Subordinated Note and the portion represented by a capital contribution pursuant to subsection 3.01(b). To the extent that Chase Card Funding elects to remit to Chase USA an amount greater than the Purchase Price of such Receivables, net of any Purchase Price Adjustment, Chase USA shall first apply such amount to the payment of the unpaid principal of the Subordinated Note, if any. If, after giving effect to any such payment in respect of the Subordinated Note, Chase USA has received an amount greater than the Purchase Price, net of any Purchase Price Adjustment, Chase USA shall retain such amounts and, at the option of Chase Card Funding (x) issue its note to Chase Card Funding with terms substantially similar to the terms of the Subordinated Note or (y) subject to applicable legal restrictions and internal approvals, elect to treat such amounts as a dividend or return of capital to Chase USA. Subject to the conditions set forth in Section 17 of the LLC Agreement, Chase Card Funding may distribute to Chase USA available cash that has not been reserved for the payment of the Purchase Price and other expenses and liabilities of Chase Card Funding at the times determined by Chase Card Funding in its sole discretion.

Section 3.04. Use of Name, Logo and Marks. Chase USA does hereby grant to Chase Card Funding a non-exclusive license to use the name “Chase Bank USA, National Association” and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

Section 3.05. Transfer of Defaulted Accounts. Unless otherwise provided in the Transfer and Servicing Agreement, in consideration of receiving Recoveries as provided in subsection 3.07(a), on the date on which an Account becomes a Defaulted Account, Chase Card Funding shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to Chase USA, without recourse, representation, or warranty, all the right, title and interest of Chase Card Funding in and to the Receivables in such Defaulted Account, all monies due or to become due with respect thereto, all proceeds thereof allocable to Chase Card Funding with respect to such Receivables, excluding Recoveries relating thereto, which shall remain a Chase Card Funding Asset.

Section 3.06. Adjustments for Miscellaneous Credits and Fraudulent Charges. The Servicer shall be obligated to reduce on a net basis for each Monthly Period the aggregate amount of Principal Receivables (a “Credit Adjustment”) with respect to any Principal Receivable (a) which was created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (b) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (c) which was created as a result of a fraudulent or counterfeit charge.

Section 3.07. Recoveries and Interchange.

(a) Recoveries. On or prior to the third Business Day following the end of each Monthly Period, Chase USA shall notify Chase Card Funding of the amount of Recoveries, in respect of Defaulted Accounts, to be included as Collections with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, Chase USA, as Servicer, shall deposit into the Collection Account, in immediately available funds, the amount of Recoveries, in respect of Defaulted Accounts, to be so included as Collections with respect to the preceding Monthly Period; provided, however, that such deposit needs to be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Notes pursuant to the provisions of Article III of the Transfer and Servicing Agreement, the Asset Pool One Supplement or the related Indenture Supplement provided that any such amount that is not so deposited shall be paid to Chase Card Funding.

(b) Interchange. On or prior to the third Business Day following the end of each Monthly Period, each Account Owner shall notify the Servicer and Chase Card Funding of the Interchange Amount, if any, which is required to be included as Finance Charge Collections with respect to the preceding Monthly Period. On the First Note Transfer Date following the applicable Monthly Period, each Account Owner shall pay to the Servicer and the Servicer shall deposit into the Collection Account, in immediately available funds, the Interchange Amount to be so included as Finance Charge Collections with respect to the preceding Monthly Period; provided, however, that such deposit needs to be made only to the extent that such funds are required to be retained in the applicable Bank Accounts for the benefit of any Series, Class or Tranche of Notes pursuant to the provisions of Article III of the Transfer and Servicing Agreement, the Asset Pool One Supplement or the related Indenture Supplement and any such amount that is not so deposited shall be paid to Chase Card Funding.

Section 3.08. Computer Files and Records. Chase USA agrees to maintain the computer files and other records of the Accounts and Receivables arising in the Accounts on behalf of Chase Card Funding in a manner consistent with the provisions in this Agreement and the Transfer and Servicing Agreement. With respect to such maintenance of the computer files and other records on behalf of Chase Card Funding, Chase Card Funding acknowledges and agrees that Chase USA is acting solely in the capacity of an arm’s length contractual counterparty in consideration of the mutual terms and conditions contained in this Agreement, the receipt and sufficiency of which are evidenced by the execution of this Agreement by each of Chase Card Funding and Chase USA.

[END OF ARTICLE III]

ARTICLE IV

LIABILITY OF CHASE USA

Section 4.01. Liability of Chase USA. Chase USA shall be liable for all its obligations, covenants, representations and warranties arising under or related to this Agreement. Except as provided in the preceding sentence, Chase USA shall be liable only to the extent of the obligations specifically undertaken by it pursuant to this Agreement.

Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, Chase USA.

(a) Chase USA shall not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which Chase USA is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of Chase USA substantially as an entirety shall be, if Chase USA is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose entity whose powers and activities are limited and, if Chase USA is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to Chase Card Funding, the performance of every covenant and obligation of Chase USA hereunder and shall benefit from all the rights granted to Chase USA hereunder; and

(ii) to the extent that any right, covenant or obligation of Chase USA hereunder is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity.

(b) The rights, obligations or any part thereof of Chase USA hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of Chase USA hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of subsection 4.02(a)(i) and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers with, into or to other entities (x) which Chase USA and the Servicer determine will not result in an Adverse Effect, (y) which meet the requirements of subsection 4.02(a)(ii) and (z) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Chase Card Funding, the performance of every covenant and obligation of Chase USA thereby conveyed.

(c) Chase USA shall provide written notice to any Note Rating Agency prior to the consummation of a dissolution, liquidation, consolidation, merger, conveyance, transfer or sale of its properties in accordance with the provisions of subsection 4.02(a).

Section 4.03. Limitations on Liability of Chase USA. Subject to Section 4.01, none of Chase USA nor any of the directors, officers, members, managers, employees, incorporators or agents, as applicable, of Chase USA acting in such capacities shall be under any liability to Chase Card Funding or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement; provided, however, that this provision shall not protect Chase USA, any director, officer, member, manager, employee, incorporator or agent of Chase USA against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Chase USA and, any director, officer, member, manager, employee, incorporator or agent of Chase USA may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Chase USA) respecting any matters arising hereunder.

[END OF ARTICLE IV]

ARTICLE V

INSOLVENCY EVENTS

Section 5.01. Rights upon the Occurrence of an Insolvency Event. If Chase USA shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against Chase USA (an “Insolvency Event”), Chase USA shall on the day of such Insolvency Event (the “Appointment Day”) immediately cease to (a) transfer Principal Receivables or additional Collateral Certificates to Chase Card Funding and (b) increase any Invested Amount of a Collateral Certificate transferred to Chase Card Funding and shall promptly give notice to Chase Card Funding, the Owner Trustee, the Indenture Trustee and the Collateral Agent of such Insolvency Event. Notwithstanding any cessation of the transfer to Chase Card Funding of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been transferred to Chase Card Funding shall continue to be a part of assets of Chase Card Funding, and Collections with respect thereto shall continue to be allocated to Chase Card Funding hereunder.

[END OF ARTICLE V]

ARTICLE VI

TERMINATION

Section 6.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of Chase USA and Chase Card Funding under this Agreement shall terminate on the Chase Card Funding Termination Date or (ii) by mutual agreement of the parties, provided that such termination shall not, as evidenced by an Officers’s Certificated from Chase USA, have an Adverse Effect.

[END OF ARTICLE VI]

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01. Amendment; Waiver of Past Defaults.

This Agreement may be amended from time to time by Chase USA and Chase Card Funding, by a written instrument signed by each of them, provided that such amendment shall not, as evidenced by an Officer’s Certificate from Chase USA, have an Adverse Effect. Any amendments regarding the addition or removal of Collateral Certificates or Receivables to or from Chase Card Funding as provided in Section 2.10 and Section 2.11, executed in accordance with the provisions hereof, shall be considered amendments to this Agreement. Prior notice of any amendments shall be provided to any Note Rating Agency.

Section 7.02. Protection of Right, Title and Interest in and to Chase Card Funding Assets.

(a) Chase USA shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering Chase Card Funding’s right, title and interest in and to the Chase Card Funding Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of Chase Card Funding hereunder in and to all property comprising the Chase Card Funding Assets. Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08, file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Chase USA shall cooperate fully with Chase Card Funding in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within 30 days after Chase USA makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-506 (or any comparable provision) of the UCC, Chase USA shall give Chase Card Funding notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of Chase Card Funding’s security interest or ownership interest in the Receivables and Collateral Certificates and the proceeds thereof.

(c) Chase USA shall give Chase Card Funding prompt written notice of any relocation of its chief executive office or any change in the jurisdiction under whose laws it is organized, provided, that, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. If so required, Chase USA shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of Chase Card Funding’s security interest in each Collateral Certificate and the Receivables and the proceeds thereof. Chase USA shall at all times maintain its chief executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

(d) Chase USA shall deliver to Chase Card Funding (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit C-1; (ii) on each date specified in subsection 2.10(c) with respect to the addition of Additional Accounts to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit C-2; (iii) on each Addition Date on which any Collateral Certificates are to be included in the Trust pursuant to subsection 2.10(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits C-1 and C-2, but conformed to the extent appropriate to relate to Collateral Certificates; and (iv) on or before April 30 of each year, an Opinion of Counsel substantially in the form of Exhibit C-3.

Section 7.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.04. Notices. All demands, notices, instructions, directions and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(i)	in the case of Chase USA, to:

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Attention: Todd S. Lehner

Email: todd.s.lehner@chase.com

with a copy to:

JPMorgan Chase & Co.

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: Brent Barton

Email: brent.barton@jpmchase.com

(ii)	in the case of Chase Card Funding, to:

Chase Card Funding LLC

201 North Walnut Street

Wilmington, Delaware 19801

Attention: Patricia Garvey

Email: patricia.m.garvey@chase.com

with a copy to:

JPMorgan Chase & Co.

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: Brent Barton

Email: brent.barton@jpmchase.com

Section 7.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions.

Section 7.06. Further Assurances. Chase USA agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Chase Card Funding more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 7.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Chase Card Funding or Chase USA, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Collateral Agent and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 7.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12. No Petition. To the fullest extent permitted by applicable law, Chase USA, by entering into this Agreement, agrees that it will not at any time institute against Chase Card Funding, or join in any institution against Chase Card Funding of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement.

Section 7.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.14. Assignment. Chase Card Funding does hereby further transfer, assign, set over and otherwise convey to the Indenture Trustee all of Chase Card Funding’s rights, remedies, powers, privileges and claims under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available to Chase Card Funding at law or in equity), including, without limitation, the rights of Chase Card Funding to enforce this Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to this Agreement to the same extent as Chase Card Funding could but for the assignment thereof to the Indenture Trustee.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, Chase Card Funding and Chase USA have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the date first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE CARD FUNDING LLC

By:
Name:
Title:

CHASE CARD FUNDING LLC

Receivables Purchase Agreement

Schedule 1

List of Collateral Certificates

Schedule 1-1

Schedule 2

List of Accounts

Schedule 2-1

Exhibit A-1

FORM OF ASSIGNMENT OF AN ADDITIONAL COLLATERAL CERTIFICATE

(as required by subsection 2.10(c)(v) of the Receivables Purchase Agreement)

ASSIGNMENT NO.             OF AN ADDITIONAL COLLATERAL CERTIFICATE, dated as of             , by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (the “Bank”), and CHASE CARD FUNDING LLC (“Chase Card Funding”), pursuant to the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Chase USA and Chase Card Funding are parties to the Receivables Purchase Agreement, dated as of             , 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to subsection 2.10(a) or 2.10(b) of the Agreement, Chase USA wishes to designate an Additional Collateral Certificate and to convey hereby such Additional Collateral Certificate (as such term is defined in the Agreement) to Chase Card Funding; and

WHEREAS, Chase Card Funding is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Chase USA and Chase Card Funding hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein or, if not defined therein, in the Indenture (as defined in the Agreement).

“Addition Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,             .

“Notice Date” shall mean, with respect to the Additional Collateral Certificate designated on Schedule 1 hereto,             which shall be a date on or prior to the third (3rd) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(a) of the Agreement and the fifth (5th) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(b) of the Agreement.

2. Conveyance of Additional Collateral Certificates.

(a) Chase USA does hereby sell, transfer, assign, set over and otherwise convey, without recourse except as set forth in the Agreement, to Chase Card Funding, all its right, title and interest in, to and under the Additional Collateral Certificate existing as of the close of business on the Addition Date. The foregoing does not constitute and is not intended to

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result in the creation or assumption by Chase Card Funding of any obligation of Chase USA or any other Person in connection with the Additional Collateral Certificate or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard®1 or insurers.

(b) If necessary, Chase USA agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Additional Collateral Certificate existing on the Addition Date meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Additional Collateral Certificate to Chase Card Funding, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Chase Card Funding on or prior to the Addition Date. Chase Card Funding shall not be under any obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c) Chase USA does hereby grant to Chase Card Funding a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Additional Collateral Certificate designated for sale on the Addition Date. This Assignment constitutes a security agreement under the UCC.

(d) The parties hereto agree that all transfers of Additional Collateral Certificates to Chase Card Funding pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of Chase USA. The parties hereto acknowledge and agree that each such transfer is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

3. Representations and Warranties of Chase USA. Chase USA hereby represents and warrants to Chase Card Funding, as of the Addition Date, that:

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

[1]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

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(b) Eligibility of Additional Collateral Certificate. As of the Addition Date, the Additional Collateral Certificate designated hereby is an Eligible Collateral Certificate;

(c) Insolvency. As of the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of the Additional Collateral Certificates to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by Chase Card Funding of the Additional Collateral Certificate shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes either (i) a valid sale, transfer and assignment to Chase Card Funding of all right, title and interest of Chase USA in and to the Additional Collateral Certificate designated on the Addition Date and such Additional Collateral Certificate will be held by Chase Card Funding free and clear of any Lien of any Person claiming through or under Chase USA or any of its Affiliates, or (ii) a valid transfer for security of all of Chase USA’s right, title and interest in and to such Additional Collateral Certificate to Chase Card Funding, which is enforceable upon execution and delivery of this Assignment. Upon the filing of all appropriate financing statements, Chase Card Funding shall have a first priority perfected security or ownership interest in such property and proceeds;

(f) No Conflict. The execution and delivery by Chase USA of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Chase USA, will not conflict with or violate any Requirements of Law applicable to Chase USA or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Chase USA is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of this Assignment by Chase USA and the performance of the transactions contemplated by this Assignment by Chase USA, have been obtained.

4. Conditions Precedent. The conveyance of an Additional Collateral Certificate pursuant to Section 2 of this Assignment and the amendment of the Agreement pursuant to Section 5 of this Assignment are each subject to the satisfaction of the conditions precedent set forth in subsection 2.10(c) of the Agreement on or prior to the dates specified in

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such subsection 2.10(c). For purposes of subsection 2.10(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.10(c)(ix) of the Agreement, Chase USA shall have delivered to Chase Card Funding, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (a) all requirements set forth in subsection 2.10(c) of the Agreement for designating and conveying Additional Collateral Certificates have been satisfied and (b) each of the representations and warranties made by Chase USA in Section 3 of this Assignment is accurate as of the Addition Date. The other parties hereto may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

5. Amendment of the Receivables Purchase Agreement. The Agreement is hereby amended to provide that all references therein to the “Receivables Purchase Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment and all references therein to Additional Collateral Certificates shall be deemed to include the Additional Collateral Certificate designated hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

6. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8. Removal Upon Breach. In the event of a breach of the warranty set forth in subsection 3(b) other than a breach or event set forth in subsection 2.06(a) of the Agreement, if as a result of such breach the related Additional Collateral Certificate is no longer an Eligible Collateral Certificate or Chase Card Funding’s rights in, to or under such Additional Collateral Certificate or its proceeds are impaired, then, upon the satisfaction of all terms and conditions set forth in subsection 2.06(b) of the Agreement, Chase USA shall accept reassignment of such Additional Collateral Certificate; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Additional Collateral Certificate shall then be accurate in all material respects as if such Additional Collateral Certificate had been transferred to Chase Card Funding on such day.

A-1-4

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE CARD FUNDING LLC

By:
Name:
Title:

A-1-5

Schedule 1 (to Exhibit A-1)

List of Additional Collateral Certificates

A-1-6

Schedule 2 (to Exhibit A-1)

Chase Bank USA, National Association

Officer’s Certificate

            , a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, hereby certifies and acknowledges on behalf of Chase USA that to the best of [her/his] knowledge the following statements are true on             (the “Addition Date”), and acknowledges on behalf of Chase USA that this Officer’s Certificate will be relied upon by Chase Card Funding LLC (“Chase Card Funding”) in connection with Chase Card Funding entering into Assignment No.             of an Additional Collateral Certificate, dated as of the related Addition Date (the “Assignment”), by and between Chase USA and Chase Card Funding, in connection with the Receivables Purchase Agreement, dated as of     , 2016 (as heretofore supplemented and amended, the “Receivables Purchase Agreement”), by and between Chase USA and Chase Card Funding. The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) Chase USA has delivered to Chase Card Funding the Assignment and (ii) Chase USA shall deliver to Chase Card Funding the Additional Collateral Certificate;

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Collateral Certificate. As of the Addition Date, the Additional Collateral Certificate transferred thereby is an Eligible Collateral Certificate;

(d) Insolvency. As of the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of the Additional Collateral Certificate to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by Chase Card Funding of the Additional Collateral Certificate shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

(f) Conditions Precedent. All requirements set forth in subsection 2.10(c) of the Receivables Purchase Agreement for designating and conveying the Additional Collateral Certificate have been satisfied;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Assignment, (ii) seeking to prevent the consummation of any of the transactions

A-1-7

contemplated by the Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under the Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of the Assignment by Chase USA and the performance of the transactions contemplated by the Assignment by Chase USA, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Receivables Purchase Agreement or, if not defined therein, in the Indenture (as defined in the Receivables Purchase Agreement).

IN WITNESS WHEREOF, I have hereunto set my hand this             day of                     .

CHASE BANK USA,
NATIONAL ASSOCIATION

By:
Name:
Title:

A-1-8

Exhibit A-2

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(as required by subsection 2.10(c)(iv) of the Receivables Purchase Agreement)

ASSIGNMENT NO.             OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of             , by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (the “Bank”), and CHASE CARD FUNDING LLC (“Chase Card Funding”), pursuant to the Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Chase USA and Chase Card Funding are parties to the Receivables Purchase Agreement, dated as of     , 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, Chase USA wishes to designate Additional Accounts to be included as Accounts and to convey hereby the Receivables of such Additional Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to Chase Card Funding; and

WHEREAS, Chase Card Funding is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Chase USA and Chase Card Funding, hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein or, if not defined therein, in the Indenture (as defined in the Agreement).

“Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,             .

“Addition Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto,             .

“Notice Date” shall mean, with respect to the Additional Accounts designated on Schedule 1 hereto,             which shall be a date on or prior to the third (3rd) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(a) of the Agreement and the fifth (5th) Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.10(b) of the Agreement.

2. Designation of Additional Accounts. No later than five (5) Business Days after the Addition Date, Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding, an accurate list (in the form of a computer file, microfiche list,

A-2-1

CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of each VISA® and MasterCard®2 account which, as of the Addition Date, shall be deemed to be an Additional Account, identified by account reference number and the aggregate amount of the Receivables in each such Additional Account as of the Addition Cut-Off Date, which list shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall modify and amend and be incorporated into and made part of the Agreement and shall supplement Schedule 2 to the Agreement.

3. Conveyance of Receivables.

(a) Chase USA does hereby sell, transfer and assign to Chase Card Funding all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including “proceeds” as defined in the applicable UCC) thereof. This subsection 3(a) does not constitute and is not intended to result in the creation or assumption by Chase Card Funding of any obligation of Chase USA or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA®, MasterCard® or insurers.

(b) Chase USA hereby grants to Chase Card Funding a security interest in all of its right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto and all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof to secure a loan in an amount equal to the unpaid principal amount of the Notes issued pursuant to the Indenture, the Asset Pool One Supplement and the applicable Indenture Supplement and accrued and unpaid interest with respect thereto. This Assignment constitutes a security agreement under the UCC.

(c) If necessary, Chase USA agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Cut-Off Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Chase Card Funding, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Chase Card Funding on or prior to the Addition Date. Chase Card Funding shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

[2]	VISA® and MasterCard® are registered trademarks of VISA U.S.A., Inc., and of MasterCard International Inc., respectively.

A-2-2

(d) In connection with such transfers, Chase USA further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Chase Card Funding pursuant to this Assignment.

(e) The parties hereto agree that all transfers of Receivables to Chase Card Funding pursuant to this Assignment are subject to, and shall be treated in accordance with, the Delaware Act and each of the parties hereto agrees that this Assignment has been entered into by the parties hereto in express reliance upon the Delaware Act. For purposes of complying with the requirements of the Delaware Act, each of the parties hereto hereby agrees that any property, assets or rights purported to be transferred, in whole or in part, by Chase USA pursuant to this Assignment shall be deemed to no longer be the property, assets or rights of Chase USA. The parties hereto acknowledge and agree that each such transfer is occurring in connection with a “securitization transaction” within the meaning of the Delaware Act.

4. Representations and Warranties of Chase USA.

(a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby was an Eligible Account;

(c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of Receivables arising in the Additional Accounts to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(d) No Adverse Effect. The acquisition by Chase Card Funding of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

(e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to Chase Card Funding of all right, title and interest, whether owned on the Addition Cut-Off Date or thereafter acquired, of Chase USA in and to the Receivables existing on the Addition Cut-Off Date or thereafter created in the Additional Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the “proceeds” (including “proceeds” as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, the Agreement as amended by this Assignment constitutes a grant of a “security interest” (as defined in the applicable UCC) in such property to Chase Card Funding, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created

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and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, Chase Card Funding shall have a first priority perfected security or ownership interest in such property;

(f) No Conflict. The execution and delivery by Chase USA of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Chase USA, will not conflict with or violate any Requirements of Law applicable to Chase USA or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Chase USA is a party or by which it or its properties are bound;

(g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of this Assignment by Chase USA and the performance of the transactions contemplated by this Assignment by Chase USA, have been obtained.

5. Conditions Precedent. The designation of Additional Accounts pursuant to Section 2 of this Assignment, the conveyance of Receivables pursuant to Section 3 of this Assignment and the amendment of the Agreement pursuant to Section 6 hereof are each subject to the satisfaction of the conditions precedent set forth in subsection 2.10(c) of the Agreement on or prior to the dates specified in such subsection 2.10(c), except to the extent any such conditions have been waived. For purposes of subsection 2.10(c)(i) of the Agreement, “Notice Date” shall having the meaning specified in Section 1 hereof. With respect to the condition specified in subsection 2.10(c)(ix) of the Agreement, Chase USA shall have delivered to Chase Card Funding, on or prior to the date hereof, a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (a) all requirements set forth in subsection 2.10(c) of the Agreement for designating and conveying Receivables in Additional Accounts have been satisfied or waived and (b) each of the representations and warranties made by Chase USA in Section 4 of this Assignment is accurate as of the Addition Date. Chase Card Funding may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Receivables Purchase Agreement. The Agreement is hereby amended to provide that all references therein to the “Receivables Purchase Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. All references therein to

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Additional Accounts shall be deemed to include the Additional Accounts designated hereby and all references therein to Receivables shall be deemed to include the Receivables conveyed hereby. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Removal Upon Breach. In the event of a breach of any of the warranties set forth in Section 4 hereof other than a breach or event set forth in subsection 2.06(a) of the Agreement, if as a result of such breach the related Receivable is no longer an Eligible Receivable or Chase Card Funding’s rights in, to or under such Receivable or its proceeds are impaired, then, upon the satisfaction of all terms and conditions set forth in Section 2.06 of the Agreement, such Receivable shall be removed from Chase Card Funding on the terms and conditions set forth in subsection 2.06(b) of the Agreement and Chase USA shall accept reassignment of such Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be accurate in all material respects as if such Receivable had been designated for inclusion in Chase Card Funding on such day.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE CARD FUNDING LLC

By:
Name:
Title:

A-2-6

Schedule 1 (to Exhibit A-2)

List of Additional Accounts

A-2-7

Schedule 2 (to Exhibit A-2)

Chase Bank USA, National Association

Officer’s Certificate

            , a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, hereby certifies and acknowledges on behalf of Chase USA that to the best of [her/his] knowledge the following statements are true on             (the “Addition Date”), and acknowledges on behalf of Chase USA that this Officer’s Certificate will be relied upon by Chase Card Funding LLC (“Chase Card Funding”), in connection with Chase Card Funding entering into Assignment No.             of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and between Chase USA and Chase Card Funding, in connection with the Receivables Purchase Agreement, dated as of     , 2016 (as heretofore supplemented and amended, the “Receivables Purchase Agreement”), by and between Chase USA and Chase Card Funding. The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

(a) Delivery of Assignment. On or prior to the Addition Date, (i) Chase USA has delivered to Chase Card Funding the Assignment, and (ii) Chase USA has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Chase Card Funding. Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of the Additional Accounts, identified by account reference number and the aggregate amount of the Receivables in each Additional Account as of the Addition Cut-Off Date, which list shall, as of the Addition Date, modify and amend and be incorporated into and made a part of the Assignment and the Receivables Purchase Agreement;

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(c) Eligibility of Additional Accounts. As of the Addition Cut-Off Date, each Additional Account designated thereby is an Eligible Account;

(d) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to Chase USA has occurred and the transfer by Chase USA of Receivables arising in the Additional Accounts to Chase Card Funding has not been made in contemplation of the occurrence thereof;

(e) No Adverse Effect. The acquisition by Chase Card Funding of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of Chase USA, result in an Adverse Effect;

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(f) Conditions Precedent. All requirements set forth in subsection 2.10(c) of the Receivables Purchase Agreement for designating and conveying Receivables arising in the Additional Accounts have been satisfied or waived;

(g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Chase USA, threatened against Chase USA before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Chase USA, would materially and adversely affect the performance by Chase USA of its obligations under the Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Assignment; and

(h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by Chase USA in connection with the execution and delivery of the Assignment by Chase USA and the performance of the transactions contemplated by the Assignment by Chase USA, have been obtained.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Receivables Purchase Agreement, or, if not defined therein, in the Indenture (as defined in the Receivables Purchase Agreement).

IN WITNESS WHEREOF, I have hereunto set my hand this             day of             .

CHASE BANK USA,
NATIONAL ASSOCIATION

By:
Name:
Title:

A-2-9

Exhibit B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

(as required by subsection 2.11(b)(ii) of the Receivables Purchase Agreement)

REASSIGNMENT NO.             OF RECEIVABLES IN REMOVED ACCOUNTS (this “Reassignment”) dated as of             , by and between CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (“Chase USA”), and CHASE CARD FUNDING LLC (“Chase Card Funding”), pursuant to the Agreement referred to below and acknowledged by Chase USA in its capacity as servicer under the Transfer and Servicing Agreement referred to below (in such capacity, the “Servicer”).

W I T N E S S E T H:

WHEREAS, Chase USA and Chase Card Funding are parties to the Receivables Purchase Agreement, dated as of     , 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, Chase USA, as Servicer and Administrator, Chase Card Funding, as Transferor, Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent, and Chase Issuance Trust, as Issuing Entity, are parties to the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of     , 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Transfer and Servicing Agreement”);

WHEREAS, pursuant to the Agreement, Chase USA wishes to remove from Chase Card Funding all Receivables owned by Chase Card Funding in certain designated Accounts identified on Schedule 1 to this Reassignment (the “Removed Accounts”) and to cause Chase Card Funding to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from Chase Card Funding to Chase USA; and

WHEREAS, Chase Card Funding is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Chase USA and Chase Card Funding hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein, or, if not defined therein, in the Indenture (as defined in the Agreement).

“Removal Cut-Off Date” shall mean, with respect to the Removed Accounts,             .

“Removal Date” shall mean, with respect to the Removed Accounts,             .

“Removal Notice Date” shall mean, with respect to the Removed Accounts,             .

2. Designation of Removed Accounts. Within five (5) Business Days after the Removal Date, or as otherwise agreed upon by Chase USA and Chase Card Funding, Chase USA will deliver to Chase Card Funding, or will maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of all Removed Accounts identified by account reference number and the aggregate amount of Principal Receivables in such Removed counts as of the Removal Cut-Off Date, which list shall, as of the Removal Date, modify and amend and be incorporated into and made a part of the Agreement.

3. Reconveyance of Receivables. Chase Card Funding does hereby transfer, reassign, set over and otherwise reconvey to Chase USA, without recourse, on and after the Removal Date, all right, title and interest of Chase Card Funding in, to and under the Receivables now existing and hereafter created from time to time in the Removed Accounts identified on Schedule 1 hereto, all Interchange and Recoveries related thereto, all monies due or to become due (including all Finance Charge Receivables) and all amounts received or receivable with respect thereto and all proceeds (as defined in the UCC as in effect in the applicable jurisdiction) thereof (the “Removed Collateral”).

4. Representations and Warranties of Chase USA. Chase USA hereby represents and warrants to Chase Card Funding as of the Removal Date that:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Satisfaction of Additional Requirements. All of the requirements for the removal of Accounts from the Trust under the Transfer and Servicing Agreement and the Asset Pool One Supplement have been satisfied; and

5. Conditions Precedent. The reassignment hereunder of the Receivables in the Removed Accounts and the amendment of the Agreement pursuant to Section 7 of this Reassignment are each subject to:

(a) the satisfaction, on or prior to the Removal Date, of the conditions set forth in subsection 2.11(b) of the Agreement; and

(b) the delivery, on or prior to the Removal Date, to Chase Card Funding by Chase USA of an Officer’s Certificate substantially in the form of Schedule 2 to this Reassignment, as applicable. Chase Card Funding may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

6. Representations and Warranties of Chase Card Funding. Since the date of the transfer by Chase USA under the Agreement, Chase Card Funding has not sold, transferred or encumbered any Receivable in any Removed Account or any interest therein.

7. Amendment of the Receivables Purchase Agreement. The Agreement is hereby amended to provide that all references therein to the “Receivables Purchase Agreement,” to “this Agreement” and to “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. All references therein to the Accounts shall be deemed not to include the Removed Accounts designated hereunder and all references to Receivables shall be deemed not to include the Receivables reconveyed hereunder. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Agreement.

8. Release.

(a) Chase Card Funding hereby expressly terminates, relinquishes, releases, discharges and renders ineffective any and all security interests, liens, mortgages and encumbrances, as against Chase USA, any transferee of Chase USA and any person claiming title to or an interest in the Removed Collateral through any such person, or any successor or assign of any of the foregoing (all such persons and entities being referred to individually as a “Transferee” and collectively as the “Transferees”), and any and all right, title, benefit, interest or claim whatsoever, present or future, actual or contingent (collectively, “Rights”), owned or held by Chase Card Funding to, against or in respect of the Removed Collateral.

(b) In case any provision of this Reassignment shall be rendered invalid, illegal or unenforceable in any jurisdiction, Chase Card Funding hereby acknowledges that the interest of Chase Card Funding in the Removed Collateral is subordinate and junior to the security interest of any Transferee and hereby expressly agrees that any security interest it may have in any Removed Collateral is and shall remain subordinate and junior to all security interests granted by a Transferee, regardless of the time of the recording, perfection or filing thereof or with respect thereto.

(c) Chase Card Funding acknowledges and agrees that the Transferees and their representatives are expressly entitled to rely on the provisions of this Section 8, it being the intent of Chase Card Funding, that the Transferees will acquire title to the Removed Collateral purchased by them free of any Rights owned or held by Chase Card Funding to, against or in respect of the Removed Collateral.

9. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

10. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11. Authorization. Chase Card Funding hereby authorizes Chase USA, or any agent designated by Chase USA, to file any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Chase USA may determine, in its sole discretion, are necessary or advisable to perfect the reconveyance to Chase USA pursuant to Section 3 hereof. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Chase USA may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to Chase USA in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, the parties hereto have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

CHASE CARD FUNDING LLC

By:
Name:
Title:

Schedule 1

to Reassignment

List of Removed Accounts

Schedule 2

to Reassignment

of Receivables

Chase Bank USA, National Association

Officer’s Certificate

            , a duly authorized officer of Chase Bank USA, National Association (“Chase USA”), a national banking association, hereby certifies and acknowledges on behalf of Chase USA that to the best of [her/his] knowledge the following statements are true on             (the “Removal Date”), and acknowledges on behalf of Chase USA that this Officer’s Certificate will be relied upon by Chase Card Funding LLC (“Chase Card Funding”) in connection with Chase Card Funding entering into Reassignment No.             of Receivables in Removed Accounts, dated as of the Removal Date (the “Reassignment”), by and between Chase USA and Chase Card Funding, in connection with the Receivables Purchase Agreement, dated as of     , 2016 (as heretofore supplemented and amended, the “Receivables Purchase Agreement”), by and between Chase USA and Chase Card Funding.

The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

(a) All of the requirements for the removal of Accounts from the Trust under the Transfer and Servicing Agreement and the Asset Pool One Supplement have been satisfied.

(b) On or prior to the Removal Date, Chase USA has delivered to Chase Card Funding, for execution, the Reassignment and within five (5) Business Days after the Removal Date, or as otherwise agreed upon between Chase USA and Chase Card Funding, Chase USA shall deliver to Chase Card Funding, or shall maintain on behalf of Chase Card Funding pursuant to Section 3.08 of the Receivables Purchase Agreement, based on Chase USA’s computer records, an accurate list (in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and Chase Card Funding) of the Removed Accounts, identified by account reference number and the aggregate amount of the Receivables outstanding in each Removed Account as of the Removal Cut-Off Date. Such list shall, as of the Removal Date, modify, amend and be incorporated into and made a part of the Reassignment and the Receivables Purchase Agreement.

(c) The Reassignment constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) On or before the fifth (5th) Business Day prior to the Removal Date, Chase USA gave Chase Card Funding and the Servicer written notice that the Receivables from the Removed Accounts are to be reassigned to Chase USA or its designee, specifying the date for removal of the Removed Accounts.

(e) All requirements set forth in Section 2.11 of the Receivables Purchase Agreement for designating Removed Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Receivables Purchase Agreement or, if not defined therein, in the Indenture (as defined in the Receivables Purchase Agreement).

IN WITNESS WHEREOF, I have hereunto set my hand as of the             day of             .

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit C-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be delivered pursuant

to subsection 7.02(d)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on the date hereof, any Increase Date and any Addition Date.

1. The amendment to the Receivables Purchase Agreement, attached hereto as Schedule 1 (the “Amendment”), has been (a) duly authorized by all requisite corporate action on the part of Chase USA and (b) duly executed and delivered by Chase USA, under the laws of the United States of America.

2. The Amendment constitutes the valid and binding obligation of Chase USA, enforceable against Chase USA in accordance with its terms under the laws of the United States of America, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

3. The Amendment has been entered into in accordance with the terms and provisions of Section 7.01 of the Receivables Purchase Agreement.

C-1-1

Exhibit C-2

FORM OF OPINION OF COUNSEL

WITH RESPECT TO COLLATERAL CERTIFICATES

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

subsection 7.02(d)(ii) or (iii)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on the date hereof, any Increase Date and any Addition Date.

1. To the extent that the transfer of the Collateral Certificate to Chase Card Funding LLC is characterized as a transfer for security, the provisions of the Receivables Purchase Agreement are effective under the UCC of the State of Delaware to create a valid security interest in favor of Chase Card Funding LLC, in the Collateral Certificate and the proceeds thereof to secure the obligations of Chase USA under the Receivables Purchase Agreement.

2. Chase USA has authorized the filing of the financing statement (the “Bank Financing Statement”) identifying “Chase Bank USA, National Association,” as debtor, and “Chase Card Funding LLC,” as secured party, for purposes of Section 9-509 of the Delaware UCC.

3. The Bank Financing Statement includes not only all types of information required by Section 9-502(a) of the UCC of the State of Delaware but also all of the types of information without which the office of the Secretary of State of the State of Delaware (the “Filing Office”) may refuse to accept the Bank Financing Statement pursuant to Section 9-516 of the UCC of the State of Delaware.

4. Under the UCC of the State of Delaware, the security interest of Chase Card Funding LLC, will be perfected in the Collateral Certificate and proceeds thereof upon the later of the attachment of the security interest and the filing of the Bank Financing Statement in the Filing Office.

C-2-1

Exhibit C-3

PROVISIONS TO BE INCLUDED IN

ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on the date hereof, any Increase Date and any Addition Date with respect to similar matters. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement.

1. Under Article 9 of the UCC, the financing statements will remain effective and no additional financing statements, continuation statements or amendments with respect to the financing statements described in such opinion will be required to be filed.

2. No other action is necessary, from the date of such opinion through [            ] to maintain the perfection of the security interest of Chase Card Funding created pursuant to the Receivables Purchase Agreement in the Receivables as such lien otherwise exists on the date hereof other than the filings or other actions described in such opinion.

C-3-1

Exhibit D

FORM OF REVOLVING NOTE

REVOLVING NOTE

This Revolving Note, dated as of             ,             , by CHASE CARD FUNDING LLC, a Delaware limited liability company (the “Borrower”) to CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

The Lender and the Borrower have entered into a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) dated as of [            ], 2016 providing for the purchase from time to time by the Borrower of (1) certain receivables existing or arising in designated revolving credit card accounts (the “Receivables”) and (2) a Collateral Certificate. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at 201 North Walnut Street, Wilmington, Delaware 19801, the aggregate principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note as remains unpaid, as maintained by the Lender, and any continuations thereof, on the day which is one year and a day after the payment in full of the Transferor Amount and all Invested Amounts, or as agreed between the Borrower and the Lender (the “Maturity Date”). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

2. The Loans.

(a) From time to time between the date of this Note and the Maturity Date, and subject to the restrictions on lending under this Note contained in the Receivables Purchase Agreement, the Lender may lend to the Borrower such sums (each a “Loan” and, together, the “Loans”), as provided herein.

(b) The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder.

(c) When the Borrower requests a Loan in connection with the acquisition of any Receivables, the Borrower shall notify the Lender specifying the amount, the date on which such Loan is requested and the tenor of such Loan. All such notices shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail with return receipt requested, sent by electronic mail or transmitted via the intranet funding request processing system maintained by the JPMorgan Chase & Co corporate treasury funding desk.

3. Interest. Each Loan shall bear interest based on the prevailing rate for JPMorgan Chase & Co. inter-company debt of similar risk and tenor as provided by the JPMorgan Chase & Co. corporate treasury funding desk. Interest shall be due and payable upon maturity of the loan or on such dates as determined by the Lender (each, an “Interest Payment Date”).

4. Payment. Subject to the limitations on payment set forth in Section 5 hereof, the Lender shall be entitled to and may require the Borrower to, make a payment of the loans, in whole or in part, on any day upon providing at least one (1) Business Day’s prior written notice to the Borrower or such other period agreed to by the Lender. The Borrower has the right to repay the unpaid balance of the Loans in full or in part at any time without penalty.

5. Use of Proceeds. The Loans provided pursuant to this Note may be used from time to time to pa y the purchase price for certain Receivables, Collateral Certificates and increases in the invested amount of Collateral Certificates and also may be used to pay the purchase price for a portion of the Initial Transferred Assets.

6. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinated in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness (as defined below), that such obligations may only be satisfied to the extent of cash or other assets of the Borrower then available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. “Senior Indebtedness” means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, if any, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof of thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinated in right of payment to this Note; provided, further, that the Borrower, as a bankruptcy remote special purpose entity, is not expected to incur or guarantee any indebtedness. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.

7. Acceleration Upon Certain Events. The Borrower’s obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinated as hereinabove set forth.

8. Effect of Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.

9. Upon Whom Binding. The provisions of this Note shall be binding upon the Lender, its successors and assigns and upon the Borrower.

10. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

11. Cancellation. This Note may only be cancelled with the consent of both the Lender and the Borrower.

12. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.

13. Assignment. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

14. No Bankruptcy Petition Against the Borrower. The Lender (in its capacity as Lender, but in no other capacity), by its acceptance of this Note, hereby covenants and agrees that, prior to the Maturity Date, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

CHASE CARD FUNDING LLC

By:
Name:
Title:

THE TERMS AND CONDITIONS
HEREOF ARE HEREBY ACKNOWLEDGED
AND ACCEPTED:

CHASE BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

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